Exhibit 4.35

ASSETS TRANSFER AGREEMENT

September 30, 2019

CERTAIN INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED.

[*] indicates the redacted confidential portions of this exhibit.

Assets Transfer Agreement

This Assets Transfer Agreement (this “Agreement”) is made on September 30, 2019 by and between:

(1)                Kai Feng Finance Lease (Hangzhou) Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic China, with its registered address at: Room 1814, Unit 1, Building 3, Wanda Commercial Center, Gongshu District, Zhejiang Province (“Kai Feng”);

(2)                Youqin (Shanxi) Finance Lease Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Block A-702, Midwest Lugang Finance Town, No.99 Gangwu Avenue, International Harbor District, Xi’an, Shaanxi Province (“Youqin”);

(3)                Youxin (Shanghai) Used Car Business Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room D-09, Floor 2, Building 1, No.198 Huashen Road, China (Shanghai) Pilot Free Trade Zone (“Youxin”);

(4)                Boyu Finance Lease (Tianjin) Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: No. 565 Lanzhou Road (6-4-47 Haize Logistics Park), Tianjin Pilot Free Trade Zone (Dongjiang Bonded Port Area) (“Boyu”);

(5)                Shenzhen Youxin Pengda Used Car Broker Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Door 5, Youxin Pengcheng Used Car Transaction Market, at the intersection of Chaguang Road and Shigu Road, Xili Street, Nanshan District, Shenzhen (“Pengda”);

(6)                Chebole (Beijing) Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room 323609, Building 5, Yard 1, Futong East Street, Chaoyang District, Beijing (“Chebole”);

(7)                Youfang (Beijing) Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room 323609, Building 5, Yard 1, Futong East Street, Chaoyang District, Beijing (“Youfang”);

(8)                Youxin (Shanxi) Information Technology Group Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Block A-701, Midwest Lugang Finance Town, No.99 Gangwu Avenue, International Harbor District, Xi’an (“Youxin Shanxi”, hereinafter referred to as “Transferor” individually or collectively with Kai Feng, Youqin, Youxin, Pengda, Autobole and Youfang);

(9)                Uxin Limited, a limited liability company incorporated and existing in accordance with the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“Uxin Cayman”);

(10)         The entities listed in Exhibit I (“Uxin Affiliates”, and each a “Uxin Affiliate”; Uxin Affiliates, Uxin Cayman and the Transferors are referred to as “Uxin Group Companies” and/or “Warrantors”, and each a “Uxin Group Company” and/or “Warrantor”);

(11)         Tianjin Wuba Rongxin Information Technology Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room 1840-130, Floor 18, Baofeng Building, No. 3678, Xinhua Road, Tianjin Pilot Free Trade Zone (CBD) (“Tianjin Wuba Rongxin” or “Transferee”);

(12)         Tianjin Wuba Jinfu Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room 1902, Floor 19, Jinzuo Plaza, No.5 Meiyuan Road, Huayuan Industrial Zone, Binhai Hi-tech District, Tianjin (“Tianjin Wuba Jinfu”); and

(13)         Wuba (Shenzhen) Finance Lease Co., Ltd., a limited liability company incorporated and existing in accordance with the laws of the People’s Republic of China, with its registered address at: Room 201, Building A, No.1 Qianwan Road (No. 1), Qianhai Shenzhen-Hong Kong Cooperation Zone, Shenzhen (resided in Shenzhen Qianhai Business Secretary Co., Ltd.) (“Wuba Finance Lease”, hereinafter referred to as “Wuba Parties” collectively with Tianjin Wuba Rongxin and Tianjin Wuba Jinfu).

For the purpose herein, each of the undersigned parties listed above is referred to herein individually as a “Party” and collectively as the “Parties”.

WHEREAS:

(1)                Each Transferor agrees to transfer or authorize all the Underlying Assets (as defined below) and all corresponding rights and interests related to such Underlying Assets to the Transferee, and the Transferee agrees to pay corresponding consideration to the Transferor in accordance with this Agreement.

(2)                The Transferee agrees to accept all the Underlying Assets from the Transferor in accordance with this Agreement, and enter into this Agreement with respect to such matters relating to the transfer of the Underlying Assets.

(3)                The Transferee has set up a Red Chip and VIE structure (the “VIE structure”), and the shareholders of the Transferee have, whether through its affiliate or not, set up a Cayman company, Golden Pacer (“Wuba Jinfu Cayman”, a limited liability company incorporated and existing under the laws of the Cayman Islands, with its registered address at Harnees Fiduciary (Cayman) Limited, 4th Floor,  Harbourplace, 103 South Church Street, P.O. Box 10240, Grand Cayman KY 1-1002, Cayman Islands), which in turn set up a series of onshore and offshore companies and which entered into a series control agreements in order to form the contractual control Tianjin Wuba Rongxin by Wuba Jinfu Cayman.

NOW, THEREFORE, the Parties hereto agree as follows:

1                                        Definitions

1.1                     For the purpose herein, the following terms shall have the meaning assigned to them respectively hereunder, unless otherwise definition is given in the text of this Agreement:

“this Transaction” shall mean the Transfer of Assets (as defined in Section 2.1 herein) as well as the Capital Increase of the Transferor (as defined in Section 3.2.2 herein).

“Underlying Business” shall mean the loan facilitation business faced to C-end customers.

“Underlying Intellectual Property Rights” shall mean the intellectual property rights relating to the Underlying Business that the Transferor and/or the corresponding Uxin Group Company purposes to transfer or authorize (as the case maybe) to the Transferee (or its designated Person) in accordance with the terms and conditions provided herein, including but not limited to the Underlying Copyrights, the Underlying Patents and Other Intellectual Property Rights.

“Underlying Copyrights” shall mean the computer software copyrights that the Transferor and/or the corresponding Uxin Group Company purposes to authorize to the Transferor (or its designated Person) in accordance with the terms and conditions provided herein, as listed in Appendix II hereto.

“Underlying Patents” shall mean the patents or patent application rights that the Transferor and/or the corresponding Uxin Group Company purposes to authorize to the Transferor (or its designated Person) in accordance with the terms and conditions provided herein, as listed in Appendix III hereto.

“Other Underlying Intellectual Property Rights” shall mean other the Underlying Intellectual Property Rights that the Transferor and/or the corresponding Uxin Group Company purposes to authorize to the Transferor (or its designated Person) in accordance with the terms and conditions provided herein, (including but not limited to the Underlying Business related systems and its related programs, source codes, object codes, executable codes and related files, as well as data and information therein; he Underlying Business related risk control data, blacklist, operation data as well as other data and information).

“Underlying Prepayment” shall mean the expenses for advertising promotion of the Underlying Business prepaid by corresponding Uxin Group Company, which amounts to RMB[*].

“Underlying Interest Income Payable to Banks” shall mean the interest income that is payable but has not yet been paid to the relevant banks in relation to the Assets with Transferable Security Deposit and Assets with Non-Transferable Security Deposit.

“Underlying Assets” shall mean the Assets with Transferable Security Deposit, the Assets with Non-Transferable Security Deposit, the Underlying Overdue Repurchased Assets, the Underlying Self-Held Assets, the Underlying Repurchased Assets Upon Repayment, the Underlying Re-Transferred Assets, the Underlying ICBC Loan Facilitation Assets, the Underlying Intellectual Property Rights, the Underlying Prepayment and the Underlying Interest Income from Interest Payable to Banks as set forth in Article 2 herein (the Assets with Transferable Security Deposit, the Assets with Non-Transferable Security Deposit, the Underlying Overdue Repurchased Assets, the Underlying Self-Held Assets, Underlying Repurchased Assets Upon Repayment, the Underlying Re-Transferred Assets and the Underlying ICBC Loan Facilitation Assets are subject to any adjustment (if necessary) as agreed by the Transferor and the Transferee under the Financing Partner Contract (as defined hereunder)).

“Laws” shall mean laws, regulations, ordinances, provisions, detailed rules, standards, orders, provisions or regulatory documents of the PRC or other jurisdictions.

“Encumbrance” shall mean any security interest, pledge, mortgage, lien (including without limitation the right of cancellation and right of subrogation), lease, license, encumbrance, preferential arrangement, restrictive covenant, condition or restriction of any kind, including without limitation any restriction on the use, voting, transfer, receipt of income or exercise of any other attributes of ownership.

“Liabilities” shall mean any and all debts, liabilities and obligations, whether cumulative or fixed, absolute or contingent, due or not due, determined or determinable, including but not limited to debts, liabilities and obligations arising from any laws, demands or government instructions and arising from any contracts, agreements, arrangements or commitments.

“Business Day” shall mean a business day for banks in China or Hong Kong or the United States to open to the public (except Saturday, Sunday and statutory holidays).

“Related Party” includes Related Enterprises and Related Persons. “Related Enterprise” shall mean, in respect of one party, any entity that, directly or indirectly, Controls, is Controlled by, or is under common Control with such party; “Related Person” shall mean the close relatives of a natural person, including parents, spouses, siblings and their spouses, adult children and their spouses.

“Transaction Document” shall mean this Agreement and its Exhibits, the Domestic Capital Increase Agreement of the Transferor (as defined in Section 3.2.2) and other legal documents relating to this Transaction, as well as resolutions and other legal documents relating to this Transaction executed at the request of the Transferee.

“Control”, with respect to the relationship between or among two or more persons or entities, means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the affairs, business, management or decisions of another Person, this Control may be exercised through ownership of equity interest, voting or voting securities, as trustee or executor, by contract, agreement arrangement, trust arrangement or otherwise.

“Accounting Standards” shall mean the laws, statues, rules, regulations, standards and systems on finance and accounting promulgated by any Governmental Authority in China.

“Cut-Off Date” shall mean June 30, 2019 (the specific date of closing date is subject to the adjustment mechanism mentioned in Section 7.1.12 herein).

“U.S. Dollars” shall mean US$, or the official currency of the United States of America.

“Claims” shall mean any actions, suits, petitions, appeals, arbitration applications, demands, claims, and notices on noncompliance, investigations, settlement rulings or settlement agreements initiated by any Governmental Authority or initiated towards any Governmental Authority.

“Renminbi” (RMB) shall mean the legal currency of the People’s Republic of China.

“Trade Secret” shall mean commercial secret, know-how and other confidential or proprietary technologies, business and other materials, including but not limited to  the manufacturing or production process and know-how, research and development materials, technologies, drawings, standards, designs, planning, proposals, technical specification, data for financial, marketing and business, pricing and cost materials, business and marketing planning, list and materials of customers and suppliers, and all rights available in any jurisdiction to restrict the use or disclosure of each item above.

“Tax” or “Taxation” shall mean any and all taxes, fees, levies, duties, tariffs, and other similar charges of any kind (together with any and all interests, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, payroll, employment, social security, unemployment compensation; taxes or other charges in the nature of excise, withholding, transfer, value added, or business taxes; and customs’ duties, tariffs, and similar charges. “Tax,” “Taxation,” as used in this Agreement shall, unless otherwise specified, be construed as taxes and duties.

“Mall Business” shall mean all vehicle selling and trading business completed online through the online platform of Uxin Group Company only (for avoidance of doubt, the above-mentioned online platform of Uxin Group Company shall refer to xin.com, Youxin second-hand vehicle APP and other online platforms independently developed and used by Uxin Group Companies).

“Market Business” shall mean any vehicle selling and trading business and related businesses that are not conducted through the Mall Business.

“Financial Business of the Market Business” shall mean the financial businesses relating to the Market Business (including but not limited to finance lease business, auto loan business and loan facilitation business).

“Action” shall mean any claim, suit, petition, arbitration, administrative proceeding, inquiry, investigation and other legal proceedings initiated by or before any Governmental Authority.

“Business License” shall mean the business license issued by the administrative department for industry and commerce.

“Liability” shall mean all payment obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including, without limitation, debts, liabilities and obligations arising under any Law, Action or Governmental Order and any contract, agreement, arrangement, covenant or undertaking, including, without limitation, (i) amounts borrowed or raised, (ii) acceptance credit, documentary letter of credit or commercial paper loan, (iii) any bond, paper, loan, draft or similar instruments, (iv) deferred payment as to the procured assets or services, amount payable as to the performance of contractual obligations, any liquidated damages, (v) payment under the lease agreement with its primary purpose to raise funds or to finance in order to purchase the leased property (whether the lease agreement is in relation to land, machinery, equipment, or other items); (vi) guarantee, performance bond, stand-by letter of credit, or other documents to secure the performance of a contract, and (vii) mortgage, security or other guaranty on financial losses in respect of the obligations of any Person.

“Governmental Authority” shall mean any central, local government, regulatory, approval or administrative agency, department or commission, or any court, tribunal, judicial or arbitral institution of the PRC or of any country with competent jurisdiction other than the PRC.

“Governmental Order” shall mean any order, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Intellectual Property Rights” shall mean all worldwide rights, regardless of if it is protected, created, and generated by PRC Law and any other jurisdictions, arising out of or in connection with (i) inventions, creations, utility models, industrial designs, whether or not patentable or physically used or patentable under PRC Laws and other foreign laws and regulations; (ii) patents, patent applications, invention registrations or any improvements thereto, whether or not registered; (iii) trademarks, service marks, trade dress, logos, trade names or business names, whether or not registered; (iv) copyrights (whether or not registered), copyright registrations or applications for copyright registrations; (v) software and systems, including computer programs, source code, object code, executable code and related documentation, and the data and information contained therein; (vi) trade secrets (including but not limited to manufacturing and production processes and know-how, research and development materials, technology, drawings, designs, schemes, technical data, financial, marketing and business data, pricing and cost information, Business and marketing plans, customer and supplier directories and information, and other confidential or proprietary information), commercial information (whether confidential or not), proprietary or non-patent technology(vii) industrial designs, whether or not registered; (viii) databases and data; (ix) domain names, web sites, and web pages (x) goodwill; (xi) accounts and account numbers on third-party platforms such as the Apple Store and Android platforms, and new media platforms such as Weibo and WeChat; (xii) any medium in any form for any of the foregoing; (xi) any right to obtain or apply for patent rights or register trademark rights, copyrights and domain names; (xiii) any right to claim damages, expenses or attorney’s fees for infringement or misuse of any of the foregoing.

“Material Adverse Impact” shall mean any of the following circumstances, changes or impacts that (i) may cause or have sufficient evidence to show that they may cause adverse impacts on the existence, business, assets, intellectual property rights, liabilities, operating results or financial status of any Underlying Assets, and such impacts reach or exceed RMB500,000; or (ii) may cause material adverse impact to the government authorization of the Underlying Assets, or there is sufficient evidence to show that it may have a significant adverse impact; (iii) it has or has sufficient evidence to show that it may have a significant adverse impact on the ability of the corresponding parties to perform this Agreement and other transaction documents.

“China” shall mean the People’s Republic of China, for purpose of this Agreement only, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Person” means any natural person, partnership, proprietorship, enterprise legal person (limited liability company or company limited by shares), unincorporated enterprise (association or trust social organization), unincorporated organization or other Person and Governmental Authority.

1.2                     Unless otherwise specified, any reference to a section, clause, list, exhibit or appendix of this Agreement is a reference to the section, clause, list, exhibit or appendix of this Agreement.

1.3                     Any reference to a statute, statute, regulation or ordinance shall be construed as a reference to such statute, statute, regulation or ordinance as from time to time in force, as amended, replaced or re-enacted and shall include any subordinate legislation made under it.

1.4                     Words such as “including” and other similar expressions are not intended to be restrictive and shall be construed as “including, without limitation.”

1.5                     Words importing the singular shall include the plural and vice versa; words importing a gender shall include all gender meanings.

1.6                     The table of contents and headings for this Agreement are for convenience only and do not affect in any way the content or interpretation of any term of this Agreement.

1.7                     The appendices and schedules are integral parts of this Agreement and have the same effect as the main content of this Agreement. All references to this Agreement include the Appendices and Schedules.

1.8                     References to writing or written shall include any mode of reproducing words in a legible and non-transitory form.

2                                        Transfer of Assets

2.1                              Subject to the terms and conditions contained herein, each Transferor hereby agrees to assign, authorize, transfer and deliver to the Transferee prior to the Cut-Off Date (as defined below), and the Transferee agrees to accept the assignment, authorization of the Underlying Assets from each Transferor prior to the Cut-Off Date.

The parties hereto further confirm and agree that, with respect to the aforesaid Underlying Assets accepted by the Transferee from the Transferor or authorized by the Transferor, the Transferee will be the Person accepting the said Underlying Assets according to its own instruction or at its own option; and the Transferor shall transfer, authorize, assign and deliver the Underlying Assets to the Person designated by the Transferee, and the Transferee shall notify the Transferor of the information of the Person accepting the transfer of the Underlying Assets in a timely manner.

(hereinabove referred to as the “ Transfer of Assets”).

2.2                              Underlying Assets Transfer Arrangement

(1)         Assets with Transferable Security Deposit

Such assets as listed in Appendix V hereto, to the extent that the security deposit of which as of the Cut-off Date can be transferred to the bank account of the Transferee or its designated Person (excluding the assets in the list of sued assets under Appendix XVII hereto) (the “Assets with Transferable Security Deposit”), shall be transferred and related rights and obligations of which shall be carried on pursuant to the following mechanism:

(i)                                     Prior to the Cut-Off Date, the Transferors and the corresponding Uxin Group Companies shall cause all of the security deposit of such the Assets with Transferable Security Deposit (“Transferable Security Deposit”) to be wired to the bank account of the Transferee or its designated Person opened at the corresponding bank to the Assets with Transferable Security Deposit in such way and mechanism satisfactory to the Transferors and the Transferee;

The Transferors and the corresponding Uxin Group Companies hereby agree and undertake that, they shall ensure that the bank corresponding to such Assets with Transferable Security Deposit shall confirm, acknowledge and agree under the corresponding Financing Partner Contract (as defined below) that such Person that actually enjoys the ownership rights and accompanied rights (if any) to such Transferable Security Deposit shall change from the Transferor to the Transferee or its designated Person from the date when the corresponding Financing Partner Contract is executed, from which the Transferee or its designated Person shall be entitled to all rights and accompanied rights (if any) to and in the Transferable Security Deposit, and it shall provide the Transferee with corresponding T/T memo and bank statement affixed with the official stamp of the bank;

The Transferors and the corresponding Uxin Group Companies shall undertake that the balance of the Transferable Security Deposit as of the Closing Date shall not be less than RMB[*], and the change of the Transferable Security Deposit beginning from the Cut-Off Date shall comply with the principles stated in Section 7.10 herein, and shall be adjusted and settled accordingly pursuant to the Supplementary Agreement described under Section 4.5.14.

(ii)                                  At the same time when the agreement under paragraph (i) above is completed and subject to the following conditions, with respect to the consumer overdue repayment generated from the Assets with Transferable Security Deposit in the future, the Transferee or its designated Person agrees to assume guarantee obligation of repayment pursuant only to paragraph (b) below (the “Guarantee Obligation for Assets with Transferable Security Deposit”); the Parties hereto further confirm and agree that, the Transferee and its designated Person shall assume the aforesaid guarantee obligation subject to the following conditions:

(a)         The Transferable Security Deposit of the Assets with Transferable Security Deposit has been transferred to the bank account of the Transferee or its designated Person opened at the corresponding bank to the Assets with Transferable Security Deposit, and the Transferee or its designated Person is entitled to the ownership rights and other accompanied rights to and in the Transferable Security Deposit;

(b)         With respect to the Guarantee Obligation for Assets with Transferable Security Deposit, the Transferors will provide all scope and details of the guarantee obligation to the Transferee and disclose the same in Appendix VI hereto; notwithstanding the forgoing, particularly, the Transferors and Uxin Group Companies understand, acknowledge and agree that the Guarantee Obligation for Assets with Transferable Security Deposit of the Transferee shall be subject to what is expressly specified under the corresponding Financing Partner Contract then executed. The Transferee and its Related Parties will not assume any other guarantee or warranty obligation and/or responsibility for the Assets with Transferable Security Deposit other than those expressly specified in the corresponding Financing Partner Contracts;

(c)          The Transferors and the corresponding Uxin Group Companies shall transfer and deliver the data and documents relating to the Assets with Transferable Security Deposit (including but not limited to the contracts and agreements signed with debtors (consumers), automobile mortgage data, automobile mortgage registration data, automobile registration ownership certificates, all agreements and documents for repayment demand, risk control examination and approval records and supporting data and information) to the Transferee and its designated Person in such way and mechanism satisfactory to the Transferee before the Cut-Off Date;

(d)         The Transferors and the corresponding Uxin Group Companies have taken the measures satisfactory to the Transferee (including but not limited to the issuance of a power of attorney, etc.) to ensure the Transferee (or its designated Person) may in future make loan collection from the corresponding consumers of the Assets with Transferable Security Deposit in the name of Uxin Group Company;

(e)          The Transferors shall ensure the corresponding entity of the Transferors to the Assets with Transferable Security Deposit (i.e., the corresponding entity of the Transferor corresponding to the Assets with Transferable Security Deposit listed in Appendix V) shall maintain good operation and existence, and there has been no circumstances under which such Transferor and/or corresponding Uxin Group Company are unable to collect payment and assets and/or to pay the aforesaid amounts and assets collected to the Transferee (or its designated Person).

(iii)                               From the Closing Date, the actual ownership rights and accompanied rights (if any) to and in the Assets with Transferable Security Deposit (Transferable Security Deposit and its accompanied rights and property rights, the rights to collect loan, the vehicle or similar assets from consumers corresponding to the Assets with Transferable Security Deposit) shall be entitled to the Transferee and its designated Person; and subject to paragraph (ii) above, the Guarantee Obligation for the Assets with Transferable Security Deposit expressly agreed in the corresponding Financing Partner Contract shall be assumed by the Transferee or its designated Person.

Notwithstanding the forgoing, the Transferors and Uxin Group Companies hereby understand, acknowledge and undertake that, in order to ensure that the Transferee or its designated Person has the power to collect loan from consumers and receive the collected amount, vehicle or similar assets from consumers corresponding to the Assets with Transferable Security Deposit in the future after it performs its Guarantee Obligations for the Assets with Transferable Security Deposit, the Transferors and the corresponding Uxin Group Companies shall provide cooperation, assistance and support pursuant to such method and mechanism reasonably requested by the Transferee (including but not limited to notifying the consumers corresponding to the Assets with Transferable Security Deposit that the Transferee or its designated Person is the lawful owner and collecting Person (if necessary), assisting in settling the lawsuits of the Assets with Transferable Security Deposit and any other issues requiring the cooperation, assistance and support from the Transferors or the corresponding Uxin Group Companies).

(2)         Assets with Non-Transferable Security Deposit

Such assets as listed in Appendix V hereto, to the extent that the security deposit of which as of the Cut-off Date cannot be transferred to the bank account of the Transferee or its designated Person (excluding the assets in the list of sued assets under Appendix XVII hereto) (the “Assets with Non-Transferable Security Deposit”) shall be transferred and related rights and obligations shall be taken over pursuant to the following mechanism:

(i)            The Transferors hereby confirm and procures the bank corresponding to the Assets with Non-Transferable Security Deposit to confirm and undertake before the Cut-Off Date, in such way and through such mechanism (including but not limited to through express confirmation in the corresponding Financing Partner Contract) accepted by the Transferee, that: (a) such Person that actually enjoys the ownership rights and accompanied rights (if any) to the security deposit of the Assets with Non-Transferable Security Deposit (the “Non-Transferable Security Deposit”) shall change from the Transferor to the Transferee or its designated Person from the date when the corresponding Financing Partner Contract is executed, from which the Transferee or its designated Person shall be entitled to all rights and accompanied rights (if any) to and in the Non-Transferable Security Deposit; (b) if, after the execution date of the Financing Partner Contract for the Assets with Non-Transferable Security Deposit any of Non-Transferable Security Deposit is released, all of such amount shall be released to the settlement account of the Transferee or its designated Person opened in the corresponding bank to such Assets with Non-Transferable Security Deposit.

(ii)         The Transferor and Uxin Group Company hereby irrevocably acknowledge, understand, undertake and ensure that: (a) as of the Cut-Off Date, the balance of Non-Transferable Security Deposit shall not be less than RMB[*]; (b) the amount of Non-Transferable Security Deposit released pursuant to forgoing Paragraph (i)(b) to the Transferee and its designated Person shall not be less than RMB[*], and if the amount of Non-Transferable Security Deposit received by the Transferee or its designated Person pursuant to the forgoing Paragraph (i)(b) after the release of the non-Transferable Security Deposit is lower than the aforesaid amount, then the Transferors and Uxin Group Companies shall, jointly and severally and within three (3) days, compensate the gap to the Transferee or its designated Person in such a way or through such a mechanism as accepted by the Transferee or its designated Person, except only when the amount of Non-Transferable Security Deposit released to the Transferee or its designated Person pursuant to Paragraph (i)(b) which is lower than RMB[*] is attributable to reasons accountable by the Person controlled Wuba Parties and Wuba Jinfu Cayman, in which case, the Transferor and Uxin Group Company shall not be obligated to make the aforesaid compensation. In order to realize the undertaking hereunder made by the Transferors and Uxin Group Companies, the Transferors and Uxin Group Companies shall agree to issue a letter of guarantee satisfactory to the Transferee and its designated Person on the date hereof.

(iii)      At the same time when the agreement under paragraph (i) and (ii) above is completed and subject to the following conditions, with respect to the consumer overdue repayment generated from the Assets with Non-Transferable Security Deposit in the future, the Transferee or its designated Person agrees to assume guarantee obligation of repayment pursuant only to paragraph (b) below (the “Guarantee Obligation for Assets with Non-Transferable Security Deposit”); the Parties hereto further confirm and agree that, the Transferee and its designated Person shall assume the aforesaid guarantee obligation subject to the following conditions:

(a)         The Non-Transferable Security Deposit has, pursuant to the mechanism under Paragraph (i) and (ii), been confirmed by the Transferors and related banks that the corresponding rights has been transferred to the Transferee and its designated Person, and the Transferors and the corresponding Uxin Group Companies have issued a letter of guarantee to the Transferee pursuant to the mechanism under paragraph (ii) above.

(b)         With respect to the Guarantee Obligation for Assets with Non-Transferable Security Deposit, the Transferors will provide all scope and details of the guarantee obligation to the Transferee and disclose the same in Appendix VI hereto; notwithstanding the forgoing, particularly, the Transferors and Uxin Group Companies understand, acknowledge and agree that the Guarantee Obligation for Assets with Non-Transferable Security Deposit of the Transferee shall be subject to what is expressly specified under the corresponding Financing Partner Contract then executed. The Transferee and its Related Parties will not assume any other guarantee or warranty obligation and/or responsibility for the Assets with Non-Transferable Security Deposit other than those expressly specified in the corresponding Financing Partner Contracts;

(c)          The Transferors and the corresponding Uxin Group Companies shall transfer and deliver the data and documents relating to the Assets with Transferable Security Deposit (including but not limited to the contracts and agreements signed with debtors (consumers), automobile mortgage data, automobile mortgage registration data, automobile registration ownership certificates, all agreements and documents for repayment demand, risk control examination and approval records and supporting data and information) to the Transferee and its designated Person in such way and mechanism satisfactory to the Transferee before the Cut-Off Date;

(d)         The Transferors and the corresponding Uxin Group Companies have taken the measures satisfactory to the Transferee (including but not limited to the issuance of a power of attorney, etc.) to ensure the Transferee (or its designated Person) may in future make loan collection and receive the collected amount, assets or similar rights from the corresponding consumers of the Assets with Non-Transferable Security Deposit in the name of Uxin Group Company;

(e)          The Transferors shall ensure the corresponding entity of the Transferors to the Assets with Non-Transferable Security Deposit (i.e., the corresponding entity of the Transferor corresponding to the Assets with Non-Transferable Security Deposit listed in Appendix V) shall maintain good operation and existence, and there has been no circumstances under which such Transferor and/or corresponding Uxin Group Company are unable to collect payment and assets and/or to pay the aforesaid amounts and assets collected to the Transferee (or its designated Person).

(iv)     From the Closing Date, the actual ownership rights and accompanied rights (if any) to and in the Assets with Non-Transferable Security Deposit (Non-Transferable Security Deposit and its accompanied rights and property rights, the rights to collect loan, the vehicle or similar assets from consumers corresponding to the Assets with Non-Transferable Security Deposit) shall be entitled to the Transferee and its designated Person; and subject to paragraph (ii) above, the Guarantee Obligation for the Assets with Non-Transferable Security Deposit expressly agreed in the corresponding Financing Partner Contract shall be assumed by the Transferee or its designated Person.

Notwithstanding the forgoing, the Transferors and Uxin Group Companies hereby understand, acknowledge and undertake that, in order to ensure that the Transferee or its designated Person has the power to collect loan from customers and receive the collected amount, vehicle or similar assets from consumers corresponding to the Assets with Transferable Security Deposit in the future after it performs its Guarantee Obligations for the Assets with Transferable Security Deposit, the Transferors and the corresponding Uxin Group Companies shall provide cooperation, assistance and support pursuant to such method and mechanism reasonably requested by the Transferee (including but not limited to notifying the consumers corresponding to the Assets with Transferable Security Deposit that the Transferee or its designated Person is the lawful owner and collecting Person (if necessary), assisting in settling the lawsuits of the Assets with Transferable Security Deposit and any other issues requiring the cooperation, assistance and support from the Transferors or the corresponding Uxin Group Companies).

(3)         Underlying Overdue Repurchased Assets

(i)                 With respect to the Underlying Overdue Repurchased Assets listed in Appendix VII hereto (excluding the assets listed in Appendix XVII hereto the list of sued assets), the Parties hereto shall transfer and settle such assets in accordance herewith:

(a)             The Transferors and the corresponding Uxin Group Companies shall ensure that the book value of the Underlying Overdue Repurchased Assets listed in Appendix VII hereto as of the Cut-Off Date shall be RMB[*];

In order to enable Wuba Parties to carry on the Underlying Overdue Repurchased Assets, the Transferors and corresponding Uxin Group Companies shall pay in one installment before the Closing Date RMB[*] in cash to the bank account designated by the Transferee;

(b)             The Transferors and corresponding Uxin Group Companies shall complete before the Closing Date the repurchase of the Underlying Overdue Repurchased Assets listed in Appendix VII hereto from corresponding financing partner in such way and mechanism satisfactory to the Transferee, and further ensure that it has complete ownership right over the Underlying Overdue Repurchased Assets after the repurchase (that is, the rights to collect debt from consumers and take back vehicles corresponding to such Underlying Overdue Repurchased Assets, the charge over the vehicle and other related property rights), and further ensure that such Underlying Overdue Repurchased Assets have not be transferred or assigned in any way (including but not limited to asset securitization) to any third parties;

(c)              The Transferors and the corresponding Uxin Group Companies shall, before the Closing Date, transfer and deliver the data and documents relating to the Underlying Overdue Repurchased Assets (including but not limited to the contracts and agreements with debtors (consumers) relating to the Underlying Overdue Repurchased Assets, the collateral data of the Underlying Overdue Repurchased Assets, the collateral registration data of the Underlying Overdue Repurchased Assets, vehicle ownership certificates relating to the of the Underlying Overdue Repurchased Assets, all agreements and documents with third parties for debt collection relating to the of the Underlying Overdue Repurchased Assets, risk control approval and review records and supporting data and information relating to the Underlying Overdue Repurchased Assets) to the Transferee and its designated Person in such way and mechanism satisfactory to the Transferee;

(d)             The Transferors and the corresponding Uxin Group Companies have taken the measures satisfactory to the Transferee (including but not limited to the issuance of a power of attorney, etc.) to ensure the Transferee (or its designated Person) may in future make loan collection and receive the collected amount, assets or similar rights from the corresponding consumers of the Underlying Overdue Repurchased Assets in the name of Uxin Group Company.

(ii)              From the Cut-off date, the ownership of the Underlying Overdue Repurchased Assets (that is, the rights to collect money and vehicle from consumers corresponding to such Underlying Overdue Repurchased Assets, and the collateral rights to corresponding vehicles and other property rights) as well as accompanied rights (if any) shall be fully transferred to the Transferee or designated Person. On or prior to the Closing Date, the Transferors shall deliver the Underlying Overdue Repurchased Assets and ownership document as well as all related data (if any) to the Transferee or its designated Person.

The Transferors hereby undertake that, with respect to the Underlying Overdue Repurchased Assets legally owned by the Transferee or its designated Person as well as any debt-collection issues relating to any Underlying Overdue Repurchased Assets (if any), the Transferors and corresponding Uxin Group Companies shall cooperate in such time and way reasonably instructed by the Transferee then. In order to realize the fund recovery and collection of the Underlying Overdue Repurchased Assets, the Transferors and corresponding Uxin Group Companies shall provide cooperation, assistance and support in such way and mechanism reasonably requested by the Transferee (including but not limited to informing the consumers of the Underlying Overdue Repurchased Assets that the Transferee or its designated Person is the lawful owner and collection entity (if necessary), cooperating to settle lawsuits relating to the Underlying Overdue Repurchased Assets and any other issues requiring cooperation, assistance and support from the Transferors and corresponding Uxin Group Companies).

(4)         Underlying Self-held Assets

(i)                 With respect to the Underlying Self-Held Assets listed in Appendix VIII hereto (excluding the assets listed in Appendix XVII hereto the list of sued assets), the Parties hereto shall transfer and settle such assets in accordance herewith:

(a)             The Transferors and corresponding Uxin Group Companies shall ensure that the book value of the Underlying Self-Held Assets listed in Appendix VIII hereto and the receivables from consumers as of the Cut-off Date shall be no less than RMB[*];

(b)             The Transferors and corresponding Uxin Group Companies shall ensure complete ownership to the Underlying Self-Held Assets listed in Appendix VIII (that is, the rights to collect debt and take back vehicles of such Underlying Self-Held Assets, the collateral and ownership rights to the vehicles and other related property rights), and such Underlying Self-Held Assets has not been transferred or assigned to any third parties in any form (including but not limited to asset securitization);

(c)              The Transferors and the corresponding Uxin Group Companies shall, before the Closing Date, transfer and deliver the data and documents relating to the Underlying Self-Held Assets (including but not limited to the contracts and agreements with debtors (consumers) relating to the Underlying Self-Held Assets, the collateral data of the Underlying Self-Held Assets, the collateral registration data of the Underlying Self-Held Assets, vehicle ownership certificates relating to the of the Underlying Self-Held Assets, all agreements and documents with third parties for debt collection relating to the of the Underlying Self-Held Assets, risk control approval and review records and supporting data and information relating to the Underlying Self-Held Assets) to the Transferee and its designated Person in such way and mechanism satisfactory to the Transferee;

(d)             The Transferors and the corresponding Uxin Group Companies have taken the measures satisfactory to the Transferee (including but not limited to the issuance of a power of attorney, etc.) to ensure the Transferee (or its designated Person) may in future make loan collection and receive the collected amount, assets or similar rights from the corresponding consumers of the Underlying Self-Held Assets in the name of Uxin Group Company.

(ii)              From the Cut-off date, the ownership of the Underlying Self-Held Assets (that is, the rights to collect money and vehicle from consumers corresponding to such Underlying Self-Held Assets, and the collateral rights to corresponding vehicles and other property rights) as well as accompanied rights (if any) shall be fully transferred to the Transferee or designated Person. On or prior to the Closing Date, the Transferors shall deliver the Underlying Self-Held Assets and ownership document as well as all related data (if any) to the Transferee or its designated Person.

The Transferors and the corresponding Uxin Group Companies hereby undertake that, with respect to the Underlying Self-Held Assets legally owned by the Transferee or its designated Person as well as any debt-collection issues relating to any Underlying Self-Held Assets (if any), the Transferors and corresponding Uxin Group Companies shall cooperate in such time and way reasonably instructed by the Transferee then. In order to realize the fund recovery and collection of the Underlying Self-Held Assets, the Transferors and corresponding Uxin Group Companies shall provide cooperation, assistance and support in such way and mechanism reasonably requested by the Transferee (including but not limited to informing the consumers of the Underlying Self-Held Assets that the Transferee or its designated Person is the lawful owner and collection entity (if necessary), cooperating to settle lawsuits relating to the Underlying Self-Held Assets and any other issues requiring cooperation, assistance and support from the Transferors and corresponding Uxin Group Companies).

(5)        Underlying Repurchased Assets Upon Repayment

(i)                 With respect to the Underlying Repurchased Assets Upon Repayment listed in Appendix IX hereto (excluding the assets listed in Appendix XVII hereto the list of sued assets), the Parties hereto shall transfer and settle such assets in accordance herewith:

(a)             The Transferors and corresponding Uxin Group Companies shall ensure that the book value of the Underlying Repurchased Assets Upon Repayment listed in Appendix IX hereto and the receivables from consumers as of the Closing Date shall be no less than RMB[*];

Notwithstanding the forgoing, the Transferors and corresponding Uxin Group Companies further undertake that, with respect to the business cooperation between the Transferors and/or corresponding Uxin Group Companies with WeBank (the “Business Cooperation”): (i) for all assets satisfying consumer overdue compensatory repurchase conditions under the Business Cooperation before the Cut-off Date, the Transferors and corresponding Uxin Group Companies shall complete compensatory repurchase and/or perform the guarantee obligation before the Closing Date; (ii) if all assets satisfying consumer overdue compensatory repurchase conditions under the Business Cooperation before the Cut-off Date fail to complete compensatory repurchase or fail to perform guarantee obligation due to whatsoever reasons before the Closing Date, the Transferors and corresponding Uxin Group Companies shall complete compensatory repurchase and/or perform corresponding guarantee obligation within a period after the Closing Date accepted by the Transferee. The assets subject to compensatory repurchase and/or guarantee obligation by the Transferor and corresponding Uxin Group Company, as mentioned in the preceding paragraph, shall be deemed as a part of the Underlying Repurchased Assets Upon Repayment, which are subject to the agreements and restrictions herein relating to the Underlying Repurchased Assets Upon Repayment; in addition, the Transferors and corresponding Uxin Group Companies shall acknowledge and undertake that the compensatory repurchase and/or guarantee obligation as mentioned in the preceding paragraph shall be completed by its own, and Wuba Parties and its Related Parties shall not assume any costs and expenses, unless otherwise provided for in the following paragraph (i)(b).

(b)             The Transferors and corresponding Uxin Group Companies shall ensure that the Underlying Repurchased Assets Upon Repayment listed in Appendix IX shall be repurchased from the corresponding financing partner in such way and mechanism satisfactory to the Transferee, and enable the Transferee the complete ownership and disposal rights to such Underlying Repurchased Assets Upon Repayment before the Closing Date; in order to realize the repurchase of the aforesaid Underlying Repurchased Assets Upon Repayment from the corresponding financing partner, the Transferee agrees to assume a sum of repurchase cost no greater than RMB[*], i.e., the Transferors, corresponding Uxin Group Companies and the Transferee shall pay such repurchase cost to corresponding financing partner pursuant to this section upon repurchase before the Closing.

(c)              The Transferors and the corresponding Uxin Group Companies shall, before the Closing Date, transfer and deliver the data and documents relating to the Underlying Repurchased Assets Upon Repayment listed in Appendix IX (including but not limited to the contracts and agreements with debtors (consumers) relating to the Underlying Repurchased Assets Upon Repayment, the collateral data of the Underlying Repurchased Assets Upon Repayment, the collateral registration data of the Underlying Repurchased Assets Upon Repayment, vehicle ownership certificates relating to the of the Underlying Repurchased Assets Upon Repayment, all agreements and documents with third parties for debt collection relating to the of the Underlying Repurchased Assets Upon Repayment, risk control approval and review records and supporting data and information relating to the Underlying Repurchased Assets Upon Repayment) to the Transferee and its designated Person in such way and mechanism satisfactory to the Transferee;

(d)             The Transferors and the corresponding Uxin Group Companies have taken the measures satisfactory to the Transferee (including but not limited to the issuance of a power of attorney, etc.) to ensure the Transferee (or its designated Person) may in future make loan collection and receive the collected amount, assets or similar rights from the corresponding consumers of the Underlying Repurchased Assets Upon Repayment in the name of Uxin Group Company.

(ii)              From the Cut-off date, the ownership of the Underlying Repurchased Assets Upon Repayment (that is, the rights to collect money and vehicle from consumers corresponding to such Underlying Repurchased Assets Upon Repayment, and the collateral rights to corresponding vehicles and other property rights) as well as accompanied rights (if any) shall be fully transferred to the Transferee or designated Person. On or prior to the Closing Date, the Transferors shall deliver the Underlying Repurchased Assets Upon Repayment and ownership document as well as all related data (if any) to the Transferee or its designated Person.

The Transferors hereby undertake that, with respect to the Underlying Repurchased Assets Upon Repayment legally owned by the Transferee or its designated Person as well as any debt-collection issues relating to any Underlying Repurchased Assets Upon Repayment (if any), the Transferors and corresponding Uxin Group Companies shall cooperate in such time and way reasonably instructed by the Transferee then. In order to realize the fund recovery and collection of the Underlying Repurchased Assets Upon Repayment, the Transferors and corresponding Uxin Group Companies shall provide cooperation, assistance and support in such way and mechanism reasonably requested by the Transferee (including but not limited to informing the consumers of the Underlying Repurchased Assets Upon Repayment that the Transferee or its designated Person is the lawful owner and collection entity (if necessary), cooperating to settle lawsuits relating to the Underlying Repurchased Assets Upon Repayment and any other issues requiring cooperation, assistance and support from the Transferors and corresponding Uxin Group Companies).

(6)         Underlying Re-transferred Assets

With respect to the Underlying Re-Transferred Assets listed in Appendix X hereto (excluding the assets listed in Appendix XVII the list of sued assets), and subject to the corresponding Financing Partner Contract and its specific content, the rights and obligations originally assumed by the Transferors under the contracts with financing partner and contracts with consumers for the Underlying Re-Transferred Assets shall be transferred to the Transferee (or its designated Person), and the Transferee (or its designated Person) shall assumed such rights and obligations. If it is impossible to implement the transfer of the Underlying Re-Transferred Assets according to the aforesaid mechanism, then the Transferors and the Transferee shall otherwise negotiate and agree on the transfer mechanism for the Underlying Re-Transferred Assets.

From the Cut-off Date, the ownership and accompanied rights to and in the Underlying Re-Transferred Assets shall be transferred to the Transferee or its designated Person. Prior to the Closing, the Transferors shall deliver the Underlying Re-Transferred Assets and their ownership documents as well as all related data (if any) to the Transferee or its designated Person.

The Transferors hereby undertake that, with respect to the Underlying Re-Transferred Assets legally owned by the Transferee or its designated Person as well as any debt-collection issues relating to anyUnderlying Re-Transferred Assets (if any), the Transferors and corresponding Uxin Group Companies shall cooperate in such time and way reasonably instructed by the Transferee then. In order to realize the fund recovery and collection of the Underlying Re-Transferred Assets, the Transferors and corresponding Uxin Group Companies shall provide cooperation, assistance and support in such way and mechanism reasonably requested by the Transferee (including but not limited to informing the consumers of the Underlying Re-Transferred Assets that the Transferee or its designated Person is the lawful owner and collection entity (if necessary), cooperating to settle lawsuits relating to the Underlying Re-Transferred Assets and any other issues requiring cooperation, assistance and support from the Transferors and corresponding Uxin Group Companies).

(7)         Underlying ICBC Loan Facilitation Assets

With respect to the Underlying ICBC Loan Facilitation Assets listed in Appendix XI hereto (excluding the assets in the list of sued assets under Appendix XVII hereto), and subject to the corresponding Financing Partner Contract and its specific content, the Transferors and the Transferee (or its designated Person) shall execute agreements with corresponding financing partner to specify the way and mechanism of transfer of such Underlying ICBC Loan Facilitation Assets, and the Underlying ICBC Loan Facilitation Assets shall be transferred pursuant to such agreement. If the Transferors and the Transferee (or its designated Person) are unable to reach an agreement with respect to the way and mechanism of transfer for the Underlying ICBC Loan Facilitation Assets, then the Transferors and the Transferee shall otherwise negotiate and agree on the transfer mechanism for the Underlying ICBC Loan Facilitation Assets.

From the Cut-off Date, the ownership and accompanied rights to and in the Underlying ICBC Loan Facilitation Assets shall be transferred to the Transferee or its designated Person. Prior to the Closing, the Transferors shall deliver the Underlying ICBC Loan Facilitation Assets and their ownership documents as well as all related data (if any) to the Transferee or its designated Person.

The Transferors hereby undertake that, with respect to the Underlying ICBC Loan Facilitation Assets legally owned by the Transferee or its designated Person as well as any debt-collection issues relating to any Underlying ICBC Loan Facilitation Assets (if any), the Transferors and corresponding Uxin Group Companies shall cooperate in such time and way reasonably instructed by the Transferee then. In order to realize the fund recovery and collection of the Underlying ICBC Loan Facilitation Assets, the Transferors and corresponding Uxin Group Companies shall provide cooperation, assistance and support in such way and mechanism reasonably requested by the Transferee (including but not limited to informing the consumers of the Underlying ICBC Loan Facilitation Assets that the Transferee or its designated Person is the lawful owner and collection entity (if necessary), cooperating to settle lawsuits relating to the Underlying ICBC Loan Facilitation Assets and any other issues requiring cooperation, assistance and support from the Transferors and corresponding Uxin Group Companies).

(8)         With respect to the Assets with Transferable Security Deposit, the Assets with Non-Transferable Security Deposit, the Underlying Overdue Repurchased Assets, the Underlying Self-Held Assets, the Underlying Repurchased Assets Upon Repayment, the Underlying Re-Transferred Assets and the Underlying ICBC Loan Facilitation Assets under this Section 2.2, the Transferors and Uxin Group Companies shall cause the corresponding Transferor, the Transferee (or its designated Person) and the financing partner for the aforesaid assets to execute legal and valid corresponding agreements pursuant the transfer mechanism of the assets described in Section 2.2(1)-(7) in such way and mechanism satisfactory to the Transferee (the “Financing Partner Contract”). The Parties hereto understand, confirm and acknowledge that the ownership and liabilities for the assets described in Section 2.2(1)-(7) shall be allocated from the date when each Financing Partner Contract is executed, and become effective and legally binding among the Transferors, the Transferee (or its designated Person) and such financing partner corresponding to such assets.

(9)         For the Underlying Interest Income Payable to Banks, the Transferors and corresponding Uxin Group Companies shall ensure:

(i)                      The book value of such Underlying Interest Income Payable to Banks shall be no greater than RMB[*];

(ii)                   For the amount of RMB[*] in the Underlying Interest Income Payable to Banks under above paragraph (i) (the “Interest Income Payable to Banks in the Security Deposit”), the Parties hereto understand and acknowledge that the carrying-on of the Transferee for such Underlying Interest Income Payable to Banks shall meet the following pre-conditions, if such conditions are not satisfied, the Transferee and its affiliates shall not assume any obligation for the aforesaid RMB[*] Interest Income Payable to Banks in the Security Deposit.

•                      The  security deposit of the Interest Income Payable to Banks in the Security Deposit (no less than RMB[*]) has been transferred to the bank account of the Transferee or its designated Person, and the Transferee or its designated Person shall enjoy the ownership and other rights of over such security deposit, and provide the Transferee with the T/T bill and bank statement affixed with official bank stamp; the Transferors and Uxin Group Companies shall cause the corresponding bank for Interest Income Payable to Banks in the Security Deposit under paragraph (ii) to irrevocably confirm and agree that the right holder of the ownership and accompanied rights (if any) of such security deposit shall be changed from the Transferors and Uxin Group Companies to the Transferee or its designated Person; or

•                      If the corresponding bank for Interest Income Payable to Banks in the Security Deposit fails to perform the aforesaid obligation and undertaking to transfer the security deposit, then Uxin Group Companies undertake to transfer such amount of the Interest Income Payable to Banks in the Security Deposit (i.e., RMB[*]) to the corresponding bank; subject to the premise that Uxin Group Companies have fulfilled the aforesaid undertaking, the security deposit released from the Interest Income Payable to Banks in the Security Deposit shall belong to Uxin Group Companies;

(iii)                With respect to the remaining balance of the Underlying Interest Income Payable to Banks deducting by the Interest Income Payable to Banks in the Security Deposit under paragraph (i), the Transferors and corresponding Uxin Group Companies undertake that they shall cause the corresponding bank to Underlying Interest Income Payable to Banks to execute agreement with the Transferee (or its designated Person) and corresponding Transferor (or Uxin group Company) and agree on the matters relating to the transfer of the i Underlying Interest Income Payable to Banks.

2.3                              Licensing and Transfer of the Underlying Intellectual Property Rights

(1)         Underlying Copyrights

The Transferors agree to execute the exclusive license agreement for the Underlying Copyrights as shown in Appendix XII hereto to license such Underlying Copyrights for free, permanently and exclusively (that is, the Transferors shall not license such Underlying Copyrights to any entities for their use to other than the Transferee (or its designated Person) and Uxin Group Companies) to the Transferee (or its designated Person) for its use of such Underlying Copyrights. The Transferors and Uxin Group Companies shall ensure continually the good standing of the Underlying Copyrights after execution of this Agreement, payments in due time for necessary expenses to maintain the good standing of such Underlying Copyrights, and to take other necessary measures to ensure the continuous use of such Underlying Copyrights by the Transferee or its designated Person.

(2)         Underlying patents

The Transferors hereby agree that, prior to the Closing Date, it shall execute an exclusive license agreement as shown in Appendix XIII with the Transferee (or its designated Person) for the underlying patents listed in Appendix XIII hereto to grant the Transferee (or its designated Person) a permanent, free of charge and exclusive (that is, the Transferor shall not license the Underlying Patents to any entities other than the Transferee (or its designated) and Uxin Group Company). The Transferors shall be responsible for completing the registration formalities with relevant patent office for such Underlying Patents within six (6) months after the Closing Date, and the Transferee shall give necessary cooperation and assistance, and all the expenses for the registration formalities shall be assumed solely by the Transferors. The Transferors and Uxin Group Companies shall ensure continually the good standing of the Underlying Patents after the execution of this Agreement, payments in due time for necessary expenses to maintain the good standing of such Underlying Patents, and to take other necessary measures to ensure the continuous use of such Underlying Patents by the Transferee or its designated Person.

(3)         Other Underlying Intellectual Property Rights

a.                  The Transferors agree to deliver Other Underlying Intellectual Property Rights to the Transferee or its designated Person in such way and mechanism that is satisfactory to the Transferee; and at the time delivering Other Underlying Intellectual Property Rights, the Transferors shall deliver the source codes, data, documentation and electronic files and other written documents and data to the Transferee (or its designated Person) in such a way and mechanism that is satisfactory to the Transferee.

b.                  From the Cut-off Date, the ownership and accompanied rights to and in Other Underlying Intellectual Property Rights shall be transferred to the Transferee or its designated Person.

2.4                              Underlying Prepayment

With respect to the Underlying Prepayment of RMB [*], the Transferors shall cause the qualified Person to provide the Transferee (or its designated Person) with the VAT special invoices with corresponding amount that is satisfactory to the Transferee as the voucher of the Transferee (or its designated Person) to assume the Underlying Prepayment.

2.5                              The Guarantors hereby jointly and severally confirm, guarantee and undertake that:

(1)         Subject to Section 7.10 herein, the transfer of the Underlying Assets under Article 2 herein shall be made in such way and mechanism satisfactory to the Transferee, and further ensure that the expenses arising from such transfer of the Underlying Assets from the Transferor or corresponding Uxin Group Company to the Transferee or its designated Person shall be assumed solely by the Transferors and corresponding Uxin Group Companies, unless otherwise agreed in writing between the Transferors (or its designated Person) and the Transferee (or its designated Person).

(2)         The Guarantors and Uxin Group Companies hereby irrevocably understand, confirm and undertake that, with respect to the representations, warranties, covenants and obligations made by the Transferors and Uxin Group Companies hereunder, the Guarantors and other Uxin Group Companies shall assume several and joint obligation for any liability for breach against such representations, warranties, commitments and obligations.

(3)         At any time after the Closing Date, each Transferor agrees to take all legitimate, reasonably necessary and reasonably required acts to ensure that the Transferee is entitled to the relevant rights and interests of the Underlying Assets after the Closing Date. If the Transferee discovers any discrepancy between the delivered Underlying Assets and the provisions of this Agreement after the Closing Date, then the Transferee shall have the right to require the Transferors to rectify the aforesaid issues in such manner and mechanism satisfactory to the Transferee, but such rectification shall not affect the Transferee’s right to claim compensation in accordance with this Agreement.

(4)         On the premise that the normal operation of the Transferor will not be affected, the Transferee or its designated Person shall have the right to inspect and check any materials, documents, data, information or any other relevant assets that need to be delivered, transferred and assigned to the Transferee on or before the Closing Date for the transfer of the Underlying Assets under this Agreement in accordance with the methods and mechanisms satisfactory to the Transferee. In case of any adjustment, change, reduction or impairment, the Transferors and the Transferee shall negotiate and reach a mutual agreement on the complement, amendment, remedy and other adjustment methods and mechanisms.

(5)         Each Transferor shall continue to operate and exist in good condition, and there will be no circumstance where such Transferor and/or corresponding Uxin Group Company cannot collect payment and assets from consumers and/or pay the aforesaid payment and assets to the Transferee (or its designated Person).

Particularly, the collection account of the Transferor for the Underlying Assets towards consumers (the “Fund Collection Account”) described in Section 2.2 shall be disclosed to the Transferee completely and truthfully (as listed in Appendix XIV); the Transferors and Uxin Group Companies shall change the Fund Collection Account to an account jointly controlled by the Transferors and the Transferee in such way and mechanism satisfactory to the Transferee, so that any payments, withdrawals and other payments for expenses from such Fund Collection Account shall be made only upon the signature and authorization of the Transferee’s representative. Any fund collection and asset recovery (including but not limited to the collection and disposal of vehicles) from consumers or relevant party corresponding to the Underlying Assets mentioned in Article 2 shall be settled by month to the Transferee or its designated Person (unless otherwise agreed in writing by the Transferee, such payment and/or assets (including but not limited to the collection and disposal of vehicles) collected and recovered from consumers or related parties in each calendar month shall be paid to the Transferee or its designated Person within 15 days after the end of each month in a manner satisfactory to the Transferee).

After the date hereof, the Transferors and the corresponding Uxin Group Companies shall cooperate, assist and support in such a way and mechanism as required by the Transferee (including but not limited to informing consumers corresponding to the Underlying Assets described under Section 2.2 that the Transferee or its designated Person is the legitimate owner of corresponding Underlying Assets and the collecting entity (if necessary), and cooperate to settle any lawsuits relating to the Underlying Assets under Section 2.2 as well as any other issues requiring cooperation, assistance and support from the Transferors and the corresponding Uxin Group Companies; upon the request of the Transferee, the Transferors and the corresponding Uxin Group Companies shall transfer the collateral registration and the ownership of the vehicles as well as accompanied rights corresponding to the Underlying Assets under Section 2.2 to the Transferee or its designated Person in such way and at such time as required by the Transferee or its designated Person, and cooperate in completing required registration and filing of change; upon the request of the Transferee, the Transferors and the corresponding Uxin Group Companies shall assist in providing other necessary materials for debt collection relating to the Underlying Assets (such as the business license, other certificates and license, company stamp and legal representative stamp of the Transferors and the corresponding Uxin Group Companies).

3                                        Transfer Consideration and Payment and Transferee Restructuring

3.1                              Transfer Consideration. The Parties agree that the following provisions shall apply to the total amount of consideration for the purchase and transfer by the Transferee of the Underlying Assets in accordance with this Agreement (the “Transfer Consideration”):

Subject to Section 7.10 hereof, except for the Transfer Consideration, the Transferee and any of its Related Parties shall not be required to pay to the Transferors or their shareholders or their Related Parties and any third party any other purchase price or any other expenses in connection with this Transfer of Asset, unless otherwise determined by the Transferors (or its designated Person) and Transferee (or its designated Person) through consultation in writing.

3.2                              Payment of Transfer Consideration. The Parties acknowledge that the above Transfer Consideration will be paid in the following manner:

3.2.1           The Renminbi equivalent to US$100,000,000 in the Transfer Consideration (the “Cash Consideration”) shall be paid by the Transferee to the Transferors in cash according to the following payment schedule and arrangements:

(1)         20% of the Cash Consideration (i.e. RMB equivalent to US$[*] (calculated based on the middle price between the US Dollars and Renminbi published by the People’s Bank of China on the actual payment date of the first Cash Consideration) (the “First Cash Consideration”, subject to the adjustment mechanism set forth in Section 3.2.1 (1) (iii) below) shall be paid by the Transferee at the following mechanism and time to the Transferor’s Designated Bank Account (as defined below):

(i)                           If the business integration (as defined in Section 7.3 hereof) is completed within three (3) months after the Closing Date and based on the mechanism set forth in Section 7.3 hereof, the First Cash Consideration shall be paid within fifteen (15) Business Days after the expiration of three (3) months after the Closing Date;

(ii)                        If the business integration does not completed in accordance with the mechanism set forth in Section 7.3 hereof within three (3) months after the Closing Date, the First Cash Consideration shall be paid within fifteen (15) Business Days after the business integration is completed in accordance with the mechanism set forth in Section 7.3 hereof;

(iii)                     For the avoidance of doubt, the Transferors and Uxin Group Companies hereby understand, acknowledge and agree that the First Cash Consideration shall be subject to the following adjustment mechanism:

(x) With respect to the cooperation agreement entered into among Kai Feng, Youyuan (Beijing) Information Technology Co., Ltd. and Wuba Finance Lease on August 1, 2019, if there are relevant fees and amounts payable by Kai Feng and Youyuan (Beijing) Information Technology Co., Ltd. to Wuba Finance Lease which have not been paid (the “Outstanding Cooperation Agreement Amount”) under such cooperation agreement, the amount of all outstanding Cooperation Agreement Amounts payable as of the date of payment of the First Cash Consideration shall be deducted from the amount of the First Cash Consideration;

(y) As of the payment date of the First Cash Consideration, if there are funds and/or assets (including, without limitation, vehicles and disposal proceeds of such assets) received by any Transferor and/or the Uxin Group Company from consumers but fail to be settled into the bank account designated by the Transferee in accordance with Section 2.2 (the “Unsettled Assets Amount”) with respect to the Underlying Assets set forth in Section 2.2 hereof, all Unsettled Assets Amount as of the payment date of the First Cash Consideration shall be deducted from the First Cash Consideration;

(z) as of the payment date of the First Cash Consideration, the amount of the security deposit on the Underlying Assets which shall be released or transferred to Transferee or its designated Person in accordance with Section 2.2 hereof but fails to be released or transferred to Transferee or its designated Person;

(xx) other expenses which the Parties agree to deduct from the First Cash Consideration;

(2)         Within twelve (12) months after the payment date of the First Cash Consideration, the Transferee shall pay 80% of the Cash Transfer Consideration (i.e. an amount in RMB equivalent to US$[*] (converted at the middle price between the US Dollars and Renminbi published by the People’s Bank of China on the actual payment date of the second Cash Consideration) (the “Second Cash Consideration”) to the bank account designated by the Transferors according to the following mechanism and time. Each of the Transferors hereby irrevocably acknowledges and agrees that it shall jointly designate the following bank account and acknowledge and undertake that the Transferee shall pay the Second Cash Consideration to the following bank account information and its obligation hereunder to pay the Second Cash Consideration to the Transferors shall be deemed to have been fulfilled.

For the avoidance of doubt, the Transferors and Uxin Group Companies hereby understand, acknowledge and agree that the Second Cash Consideration shall be subject to the following adjustment mechanism:

(x) The amount of Outstanding Cooperation Agreement Amount accrued during from the payment date of the First Cash Consideration to the payment date of the Second Cash Consideration shall be deducted from the amount of the Second Cash Consideration;

(y) All unsettled amounts regarding the assets accrued during the period from the payment date of the First Cash Consideration to the payment date of the Second Cash Consideration shall be deducted from the Second Cash Consideration;

(z) the amount of the security deposits on the Underlying Assets which shall be released or transferred to Transferee or its designated Person in accordance with Section 2.2 hereof but fails to be released or transferred to Transferee or its designated Person during the period from the payment date of the First Cash Consideration to the payment date of the Second Cash Consideration;

(xx) other expenses the Parties agree to deduct from the Second Cash Consideration.

The Transferors hereby irrevocably acknowledge and agree that they shall jointly designate the following account as its account to receive the Cash Consideration (the “Transferor Designated Account”), and that its obligation to pay the corresponding Cash Consideration to the Transferors hereunder shall be deemed to have been fulfilled after the Transferee pays the Cash Consideration to the following bank account information.

Account Name: Youxin (Shanghai) Used Car Operation Co., Ltd.

Beneficiary Bank: Beijing Guangqumen Sub-branch of GF Bank Co., Ltd.

Beneficiary Bank Address: 1/F, Dingxin Building, No. 27 Guangqumennei Avenue, Dongcheng District, Beijing

Beneficiary Bank Account Number: *

3.2.2           The RMB amount equivalent to US$[*] in the Transfer Consideration (converted at the middle price between US Dollars and Renminbi published by Renminbi Bank of China on the Closing Date) (the “Equity Consideration”) shall be paid by Tianjin Wuba Rongxin by way of issuance of additional equity interests to Kai Feng on the Closing Date; such Equity Consideration shall be calculated based on the overall valuation of the Wuba Parties and its related group companies under the VIE structure (the “Wuba Group Companies”) of US$[*]. Kai Feng shall subscribe the increased capital of Tianjin Wuba Rongxin and therefore obtain [*]% of equity interests in Tianjin Wuba Rongxin immediately after this Transaction (the “Capital Increase of the Transferor”; the equity interests in Tianjin Wuba Rongxin obtained by the Transferor through the Transferor’s Capital Increase of the Transferor shall be referred to as the “Transferor’s Increased Capital”). Unless otherwise provided for in Section 2 hereof, Kai Feng shall not be required to pay any additional consideration for the Capital Increase of the Transferor.

For the purpose of effecting the Capital Increase of the Transferor, the Parties agree that:

(i)                                     The Transferors and Tianjin Wuba Rongxin shall execute at the date hereof the capital increase agreement as set forth in Appendix XV hereto regarding the Capital Increase of the Transferor (the “Domestic Capital Increase Agreement”);

(ii)                                  The Transferor and the Guarantors hereby understand, acknowledge and agree that the governmental registration may not be completed temporarily with respect to the Transferor’s Increased Capital acquired by the Transferor for now. Such governmental registration shall completed within the time limit as agreed upon by the Transferors and the Transferee if the Transferors so request after the Closing Date.

3.2.3           Tianjin Wuba Jinfu and Wuba Finance Lease shall assume joint and several liability for the Transferee’s obligation to pay the consideration hereunder.

3.3                              Restructuring of the Transferee.

3.3.1           Considering that the Transferee has implemented the restructuring and established the red-chip and VIE structures, that the holding company and the subsequent offshore financing and listing entity under the red-chip and VIE structures of the Transferee shall be Wuba Jinfu Cayman, and that as part of such Restructuring, the shareholders of Tianjin Wuba Rongxin have held, directly or through their Related Parties or overseas entities wholly owned by them, shares of Wuba Jinfu Cayman and pledged their equity interest in Tianjin Wuba Rongxin to the wholly foreign-owned enterprises under the VIE structures through the VIE agreements (the “Wuba Jinfu WFOE”); the Transferor’s Increased Capital acquired by Kai Feng through the Capital Increase of the Transferor will also be restructured, and Uxin Cayman shall hold the shares in Wuba Jinfu Cayman and execute a share subscription agreement with Wuba Jinfu Cayman on the date hereof (the “Offshore Share Subscription Agreement”) and subscribe for and acquire [*] Series Angel Preferred Shares (equivalent to [*]% of the equity interest in Wuba Jinfu Cayman on the Closing Date) (such transactions, the “Transferor Offshore Shares”, and each, the “Offshore Share Subscription”).

3.3.2           With respect to the Transferor’s Offshore Shares, on the Closing Date or any other date acknowledged by Uxin Cayman, Wuba Jinfu Cayman, the relevant shareholders of Wuba Jinfu Cayman and other relevant parties shall execute the Amended and Restated Shareholders Agreement (“SHA”);

3.3.3           With respect to the Transferor’s Offshore Shares, Uxin Cayman, Wuba Jinfu Cayman, the relevant shareholders of Wuba Jinfu Cayman and other relevant parties shall approve the Second Amended and Restated Memorandum and Sections of Association (“MA”) on the Closing Date or any other date acknowledged by Uxin Cayman.

3.3.4           At the same time as Uxin Cayman obtains shares in Wuba Jinfu Cayman in accordance with this Agreement, with respect to the Transferor’s Increased Capital acquired by Kai Feng through the Capital Increase of the Transferor, Wuba Jinfu WFOE, Kai Feng, Tianjin Wuba Rongxin and their respective shareholders shall enter into control agreements (the “Control Agreements”) in order to realize the consolidation of the equity interest held by the Transferor in Tianjin Wuba Rongxin in the Capital Increase of the Transferor into Wuba Jinfu WFOE. Kai Feng as a Transferor undertakes to cooperate with Tianjin Wuba Rongxin in completing the registration of pledge of the equity interest held by Kai Feng in Tianjin Wuba Rongxin to Wuba Jinfu WFOE at such time and in such manner as requested by the Transferee after the Closing Date, provided that Kai Feng has become a registered shareholder of Tianjin Wuba Rongxin under the SAMR registration.

3.3.5           Wuba Parties agree that the calculation of the investment amount of the Transferor’s Offshore Shares may be based on the same mechanism as the Series Angel Preferred Shares held by 58.com Inc., a shareholder of Wuba Jinfu Cayman on or prior to the Closing Date.

4                                        Closing

4.1                              After the satisfaction or written waiver by the Transferee of all the conditions precedent set forth in Section 4.4 hereof, the closing of this Transaction (the “Closing”), i.e., the acts set out in Section 4.3 and Section 4.4, shall take place within ten (10) Business Days. The date on which the Closing takes place shall be referred to as the “Closing Date”). For the avoidance of doubt, the Parties agree and confirm that the Transferors shall have the right to waive the Offshore Share Subscription as a condition to the Closing of this Transaction. And if the Transferors so agree, the Offshore Share Subscription shall become a matter after the Closing and be completed at the time requested by the Transferors.

4.2                              If the Closing of this Transaction fails to be completed within ninety (90) days after the date hereof or other time limit acknowledged by the Transferors and the Transferee, this Transaction may be terminated and no longer be implemented upon mutual written acknowledgement by the Transferor and the Transferees. If this Transaction is so terminated pursuant to the foregoing mechanism, the Parties shall then negotiate and determine the arrangement after the termination of this Agreement.

4.3                              On or prior to the Closing Date, each Transferor and Uxin Group Company shall deliver and deliver to the Transferee or its designated Person:

a.                  With respect to the Underlying Intellectual Property, provide, in the form of scanned copies or photocopies, all competent authorities’ registration and/or application materials corresponding to such Underlying Intellectual Property, ownership certificates of such Underlying Intellectual Property and technical materials corresponding to such Underlying Intellectual Property (including, without limitation, underlying code, domain name migration code, coding, software source code, software communication agreements, technical information, technical solutions and brands);

b.                  Resolutions of the shareholders’ meeting/board of directors, as the case may be, approving and of each of the Transferors and Uxin Cayman;

c.                   The assets, cash, documents and materials required to be submitted or delivered to Transferee or its designated Person in accordance with Section 2 hereof.

4.4                              At the Closing Date, the Transferee shall submit and deliver to the Transferors and Uxin Cayman the following documents. To avoid any discrepancy, the Parties agree and acknowledge that the Transferors shall have the right to waive the provision of the following documents (b) - (d):

a.                  The register of shareholder affixed with the seal of Tianjin Wuba Rongxin, indicating that Kai Feng has become a shareholder of Tianjin Wuba Rongxin and holds such amount of equity interest set forth herein;

b.                  The updated register of members of Wuba Jinfu Cayman, reflecting that Uxin Cayman holds the Transferor Offshore Shares in Wuba Jinfu Cayman;

c.                   The share certificate of Wuba Jinfu Cayman, showing that Wuba Jinfu Cayman’s issuance of the Transferor Offshore Shares to Uxin Cayman;

d.                  The updated register of directors of Wuba Jinfu Cayman shall reflect the director appointed by Uxin Cayman as the director of Wuba Jinfu Cayman.

4.5                              Unless waived by the Transferee in writing, the Closing under Clause 4.1 shall be subject to the satisfaction on or before the Closing Date of all of the following conditions:

4.5.1                    The representations and warranties made by the Warrantors in Section 6.2 below shall be true, accurate, complete and not misleading in any respect as of the Cut-off Date, the date of this Agreement and the Closing Date;

4.5.2                    The covenants required to be complied with by the Warrantors under this Agreement and the other Transaction Documents prior to the Closing Date and the obligations required to be performed by the Warrantors prior to the Closing Date have been complied with and performed, and the Warrantors have not committed any breach of the Transaction Documents;

4.5.3                    As of the date hereof and the Closing Date, there is no occurrence of any event or circumstance (including, without limitation, any litigation, arbitration, tax inspection, tax penalty, or any investigation or penalty procedures conducted by Governmental Authority with respect to the Underlying Assets or the Underlying Business relating thereto) that shall or may have any Material Adverse Effect on the Underlying Assets and/or this Transaction;

4.5.4                    As of the date hereof and the Closing Date, there is no judgment, ruling, decree or injunction of any law, court, arbitral body or competent governmental authority restraining, prohibiting or cancelling this Transaction;

4.5.5                    The Transferors, Uxin Cayman and other Uxin Group Companies that have entered into this Agreement have obtained all approvals and permits necessary for the execution of relevant Transaction Documents and the completion of this Transaction, including, without limitation, approval of shareholders/shareholders’ meeting and executive director/board of directors;

4.5.6                    All Transaction Documents relating to this Transaction have been duly executed and delivered by the relevant parties, and have become effective in accordance with their terms;

4.5.7                    The transfer of the Underlying Assets set forth in Section 2 hereof that shall have been completed prior to the Closing Date shall have been completed in accordance with the manner and mechanism set forth herein, and the Transferee shall have been provided with satisfactory evidence;

4.5.8                    The Transferee’s due diligence on the Underlying Business and the Underlying Assets is satisfactory to the Transferee;

4.5.9                    The Transferee has obtained the necessary internal approvals for this Transaction;

4.5.10             The Transferors have delivered the documents set forth in Section 4.3 hereof to the Transferee;

4.5.11             The counsel of the Transferors shall have issued a legal opinion to the satisfaction of the Transferee in connection with the Transfer of Assets;

4.5.12             The Transferors and Uxin Group Companies shall have issued the letter of guarantee under Section 2.2 (2) (ii) to the Transferee, the form and substance of which shall be reasonably satisfactory to the Transferee;

4.5.13             The Financing Partner Contract has been executed and become effective in the manner and mechanism set forth in Section 2.2(8);

4.5.14             The Transferors, the relevant Uxin Group Company, Wuba Parties and their respective Related Parties shall have entered into a supplementary agreement (the “Supplementary Agreement”) to the satisfaction of the Transferee, which shall provide for the rights and obligations relating to the Underlying Business during the period from the Cut-off Date to the Closing Date and settlement of payment;

4.5.15             The Warrantor has executed closing certificate, confirming to the Transferee in writing that each of the above closing conditions has been satisfied and provided the Transferee with relevant supporting documents.

5                                        Taxes

Each Transferor shall jointly and severally bear any taxes relating to the transaction hereunder, while Wuba Parties and its designated entities shall not assume any taxes relating to this Transaction. Wuba Parties shall make reasonable commercial efforts to actively cooperate with the Transferors and Uxin Group Company in paying taxes relating to this Transaction, including but not limited to executing format documents required by Governmental Authorities and assisting in handling procedures of Governmental Authorities.

6                                        REPRESENTATIONS AND WARRANTIES

6.1                              Representations and Warranties of the Parties. Each Party hereto represents and warrants to the other Parties as of the date hereof and the Closing Date as follows:

6.1.1                    Such Party is a company duly registered and validly existing under relevant laws;

6.1.2                    The execution and delivery, performance of all obligations under the Transaction Documents and consummation of the Transaction Documents and other actions by such Party have been made by all necessary actions and have obtained full and necessary authorization; such Party has full capacity for civil conduct and capacity for civil rights to execute the Transaction Documents, perform all obligations thereunder and consummate the Transaction Documents; upon execution, the Transaction Documents shall be legally binding upon such Party;

6.1.3                    The execution of this Agreement and other Transaction Documents by such Party does not conflict with its articles of association or any contracts or documents to which it is a party, nor does it violate any court judgments, arbitration awards or decisions of any administrative authorities;

6.2                              Representations and Warranties of the Warrantors. Except for matters listed in Appendix XVI (Disclosure Schedule), the Warrantors hereby jointly and severally make the following representations and warranties to the Transferee and ensure that the following representations and warranties are true, accurate, complete and not misleading or omitted as of the Cut-off Date, the date hereof and the Closing Date:

6.2.1                    All reports, documents and information with respect to the Underlying Assets provided by each Transferor and Uxin Group Company to the Transferee are true, accurate, complete, not misleading and not omitted in all aspects;

6.2.2                    Except for the security deposit arrangement with the corresponding bank, what is provided under Section 2.2 and other provisions in the Financing Partner Contracts, all Transferors have the entire ownership of the Assets with Transferable Security Deposit, the Assets with Non-Transferable Security Deposit.

6.2.3                    Unless otherwise expressly provided for in Section 2.2, each of the Transferors and Uxin Group Company shall have the ownership and the right to dispose of the Underlying Self-Held Assets, and except as disclosed in the Disclosure Schedule, the Underlying Self-Held Assets are free and clear of any Encumbrance, Liabilities or other Encumbrance or any other defect or problem, including, without limitation, granting to any third party any license of, pledge of, or purchase right or any other security interest in the Underlying Assets, except where failure to comply with this Section would not have a Material Adverse Effect on the Underlying Assets;

Unless otherwise expressly provided for in Section 2.2, each of the Transferors and Uxin Group Companies shall have the ownership and mortgage of the vehicles corresponding to the Underlying Repurchased Assets Upon Repayment, and except as disclosed in the Disclosure Schedule, the Underlying Repurchased Assets Upon Repayment are free and clear of any Encumbrance, liability or other Encumbrance or any other Liabilities or problem, including, without limitation, granting of license to any third party with respect to the Underlying Assets, pledge of the Underlying Assets or purchase right or any other security interest over the Underlying Assets by any third party, except that failure to comply with this Section will not have Material Adverse Effect on the Underlying Assets, For the avoidance of doubt, the Warrantors make the representations and warranties hereunder only with respect to the circumstances as of the Closing Date;

Unless otherwise expressly stipulated under Section 6.2.2, the above Section 6.2.3, Section 2.2 and the Financing Partner Contracts, none of the Transferors and Uxin Group Companies has imposed any Encumbrance, Liabilities or other restrictions on any of the Underlying Assets, including, without limitation, grant of license of use or pledge of the Underlying Assets to any third party or purchase right or any other security interest of any third party in respect of the Underlying Assets;

All of the Underlying Assets are not and are not involved in any arbitration, litigation, claim, dispute or dispute, or any seizure, attachment, freezing, penalty and restrictions imposed by other governmental actions;

6.2.4                    None of the Underlying Assets contains any state-owned or collective assets; none of such Underlying Assets is subject to any disclosable factual or legal defects;

6.2.5                    The transfer by the Transferors of the Underlying Assets to the Transferee in accordance with this Agreement is not subject to the approval by, registration or filing with, or license of, any relevant Governmental Authorities (if applicable), except for the approval, registration, filing or license provided for herein;

6.2.6                    Unless otherwise expressly stipulated by the Financing Partner Contracts required to be executed under Section 2.2, the Transferor has obtained the written consent of the Transferors’ bank creditors and other third party written consents (if any) in connection with its transfer of the Underlying Assets to the Transferee in accordance with this Agreement;

6.2.7                    To the knowledge of the Warrantors, there is no adverse effect, delay, restriction or hindrance caused or likely to be caused by any obligations and liabilities of the Transferors and each Uxin Group Company in performing this Agreement and the other Transaction Documents, and no pending, or threatened, litigation, claim, litigation, prosecution, arbitration, administrative proceeding or other legal proceedings are pending or threatened;

6.2.8                    All records, documents and materials submitted by each of the Transferors and/or Uxin Group Company to the Transferee or its designated person in accordance with the Transaction Documents are true and complete and truthfully reflect the current status of all the Underlying Business and Underlying Assets transferred by the Transferors and/or Uxin Group Company to the Transferee or its designated Person in accordance with this Agreement;

6.2.9                    The Underlying Assets do not constitute any interference with, infringement upon or misappropriation of, or otherwise conflict with, the intellectual property of any third party, and each Transferor and each Uxin Group Company has taken all necessary actions to preserve and protect all Underlying Assets;

6.2.10             All of the Underlying Assets are duly registered or filed for registration (if applicable) in accordance with the PRC Laws, and the registrations or applications that have been obtained or filed have not been cancelled, rejected or declared invalid (if applicable), each Transferor and each Uxin Group Company has paid relevant registration fees and the overdue fine, if applicable, for annual fee in a timely manner;

6.2.11             Each of the Transferors and Uxin Group Companies has maintained the Underlying Assets in accordance with market practice and all applicable Laws in order to ensure that the Underlying Assets are valid and can be used for the operation of the Underlying Business in a lawful manner.

The Underlying Assets are free of any tax-related violations or irregularities, or involve in any disputes or lawsuits in respect of taxes and fees; Each Transferor and Uxin Group Company has submitted information required to any requesting taxation authority with respect to the Underlying Assets, and no dispute over the taxation liability or potential taxation liability or taxation preference concerning the Underlying Assets shall exist between the Underlying Assets and the taxation authority; and Each Uxin group company shall keep in possession such financial information as is used for normal tax recording and payment in respect of the Underlying Assets.

(i)                                     Each Uxin Group Company has completed all tax registrations required by applicable Laws with respect to the Underlying Assets, has timely and fully declared and paid all taxes (including the taxes which shall be withheld and remitted by it) in accordance with applicable laws and regulations, and is not required to pay any penalty, surcharge, fine or interest payable in connection with such taxes;

(ii)                                  No Uxin Group Company has entered into, or entered into, any contract with respect to the Underlying Assets for the purpose of illegal tax avoidance;

(iii)                               There is no tax-related violation or irregularity by any Uxin Group Company with respect to the Underlying Assets, no notice has been received from any tax authority in respect of calls for payment or retrospective payment of taxes or request for inspection or audit of any tax returns, and there is no pending dispute or litigation relating to taxes. There is no pending litigation or legal proceedings or dispute on tax preference between the Underlying Assets and tax authority in connection with assessment, adjustment, penalty or recovery of taxes.

Except that any failure to comply with this Section will not have a Material Adverse Effect on the Underlying Assets.

6.2.12             The Warrantors will not take any action which may cause damage to the Underlying Assets. From the date hereof to the Closing Date, without the prior written consent of the Transferee, the Warrantors shall:

(a)             Not dispose of, or cause to be disposed of, any of the Underlying Assets;

(b)             Not enter into any agreement in conflict with this Agreement; and

(c)              Not to engage in any transaction or action that may have any Material Adverse Effect on the Underlying Assets.

6.2.13             The use, operation and transfer of any Underlying Assets will not violate any PRC laws or the articles of association of each Transferor and each Uxin Group Company and the relevant agreements or documents executed by them;

6.2.14             To the knowledge of the Warrantors, there are no pending or, to the knowledge of the Transferors, threatened litigation, arbitration, administrative proceedings or disputes against the Transferors or the Underlying Assets (for the purpose of this clause only, excluding the Underlying Intellectual Property); there is no pending or, to the knowledge of the Transferors, threatened objection, dispute, request for revocation or request for declaration of invalidity proposed by governmental authorities or any third party with respect to the Underlying Assets; no event or circumstance has occurred or is reasonably expected to occur which has Material Adverse Effect on the transfer of the Underlying Assets or any part of the transactions contemplated hereby;

6.2.15             The Transferors are not insolvent or unable to pay its debts as they fall due, nor have the Transferors filed any liquidation application or appointed a receiver for all or part of the Transferors’ Underlying Assets; and

6.2.16             The Transferors have provided the Transferee with the financial statements of entities relating to the Underlying Business as of June 30, 2019 (including, without limitation, balance sheet, income statement, cash flow statement, consolidated financial reports, etc., the same hereinafter), and such financial statements (together with the notes thereto) have completely, accurately and fairly reflected the financial status, operating results and cash flow of such companies and are consistent with the books, vouchers and financial records of Uxin Group Companies, except that any failure to be in compliance with this provision will not have any Material Adverse Effect on the Underlying Assets. Since the issuance of such financial statements, no event has occurred which has had or may have Material Adverse Effect on the financial or operation status of such Underlying Assets. The Underlying Assets do not contain any Liabilities and contingent Liabilities that shall be disclosed in accordance with the PRC GAAP and the U.S. GAAP but have not been disclosed in its financial statements (or notes thereto). There are no Liabilities and contingent Liabilities that are not required to be disclosed in accordance with the PRC GAAP and the U.S. GAAP but that have or may have Material Adverse Effect on the financial condition or operation of such Underlying Assets.

6.2.17             Representations and Warranties with Respect to Underlying Intellectual Property

(1)                                 The Underlying Patent and the Underlying Copyright referred to in Appendix III and Appendix II are all patents and copyrights owned and/or used exclusively by the Transferors and Uxin Group Companies in the Underlying Business, except where failure to comply with this provision would not have a Material Adverse Effect on the Underlying Assets;

(2)                                 The owners of the Underlying Intellectual Property hereunder have full ownership and the right of disposal of all the Underlying Intellectual Property, and all the Underlying Intellectual Property is free and clear of any Encumbrance, indebtedness or other Encumbrances, including, without limitation, license to use or pledge the Underlying Intellectual Property granted to any third party or purchase right or any other security interest granted to any third party with respect to the Underlying Intellectual Property;

(3)                                 The Underlying Intellectual Property does not constitute any interference, infringement, misappropriation or otherwise conflict with the Intellectual Property of any third party, and the owner of the Underlying Intellectual Property has taken all necessary actions to retain and protect all Underlying Intellectual Property;

(4)                                 The Underlying Intellectual Property is legally registered or applies for registration in accordance with PRC laws, and has been registered or applied for registration which has not been cancelled, rejected or declared invalid; the right holders of each Underlying Intellectual Property have paid the corresponding registration fees and annual fee overdue fine on time;

(5)                                 No litigation, arbitration, administrative proceedings or dispute is pending or, to the knowledge of the Transferors, threatened against the Underlying Intellectual Property; no objection, dispute, request for revocation or declaration of invalidity is pending or, to the knowledge of the Transferors, threatened against the Underlying Intellectual Property, nor is there any event or circumstance that has occurred or is reasonably expected to occur and has a Material Adverse Effect on the Underlying Intellectual Property;

(6)                                 Each Underlying Intellectual Property is valid and enforceable in accordance with Laws and nothing has occurred which might render any Underlying Intellectual Property invalid or unenforceable. Each right holder of the Underlying Intellectual Property has not infringed upon, or illegally used, any Intellectual Property in respect of the Underlying Intellectual Property in respect of which any third party has any right, ownership or interest, and has not licensed or allowed any third party to use any Underlying Intellectual Property; neither the Underlying Intellectual Property holders have infringed upon others’ Intellectual Property, trade secrets, proprietary information or other similar rights in respect of which they have obtained or enjoyed, and there is no pending or foreseeable claim, dispute or litigation proceeding requiring the Underlying Intellectual Property holder to claim for infringement upon any third party’s Intellectual Property, trade secrets, proprietary information or other similar rights in respect of the Underlying Intellectual Property, and no known third party has infringed upon the Underlying Intellectual Property;

6.2.18             Representations and Warranties regarding the Underlying Prepayment

To the knowledge of the Warrantor, the Underlying Prepayment shall be payment realized in connection with the Underlying Business and paid to relevant parties at reasonable price generally determined based on the market value, and the transactions and expenses underlying the Underlying Prepayment shall have reasonable and fair market pricing and reasonable and fair commercial purposes.

6.2.19             From the Cut-off Date until the Closing Date, except for acts acknowledged by the Transferee in writing or otherwise provided for herein or which would not have any adverse effect on this Transaction and the Warrantors’ performance of any obligations under the Transaction Documents, none of Uxin Group Companies has committed or omitted the following acts in connection with the Underlying Assets:

(i)                                     Suffered material losses;

(ii)                                  Transfer or license others to use the Underlying Intellectual Property;

(iii)                               Material adverse change shall have occurred to the financial status of the Underlying Assets, or transactions or activities outside the ordinary course of business shall have occurred, which have a Material Adverse Effect on the Underlying Assets;

(iv)                              Except for the ordinary course of business, (a) the sale, mortgage, pledge, lease, transfer and other disposal of any assets in the aggregate transaction amount exceeding RMB 200,000, (b) disposal of any Underlying Assets with an original value exceeding RMB 200,000 or consent to the disposal or acquisition of any Underlying Assets with an original value exceeding RMB 200,000, and waiver of the possession of any Underlying Assets; (c) any expenditure exceeding RMB 200,000 in the aggregate, or purchase of any tangible or intangible assets;

(v)                                 Breach of the representations and warranties under this Agreement by way of action or omission; and

(vi)                              Any act or omission that may cause any of the foregoing to occur.

6.2.20             The Assets with Transferable Security Deposit, the Assets with Non-Transferable Security Deposit, the Underlying Overdue Repurchased Assets, the Underlying Self-Held Assets, the Underlying Repurchased Assets Upon Repayment, the Underlying Re-Transferred Assets and the Underlying ICBC Loan Facilitation Assets listed in the appendixes are true and accurate with respect to the Underlying Assets, and there is no omission, misleading or inaccurate statement.

6.2.21             All facts in material respect relating to the Warrantors and the Underlying Assets have been fully disclosed to the Transferee. All documents, materials and information provided by the Warrantors to the Transferee or its Related Parties before and after the execution of this Agreement are true, accurate, without any omission or misleading.

6.3                              Representations and Warranties of Wuba Parties.

As of the Closing Date, Wuba Parties hereby jointly and severally represent and warrant to each Transferor and each Uxin Group Company that the financial statements provided by Wuba Parties to the Transferors pursuant to Section 7.11 have completely, accurately and fairly reflected the financial status, operation results and cash flow of the relevant entity in material respects and are consistent with the books, vouchers and financial records of the relevant entity, except that failure to comply with this provision will not have any Material Adverse Effect on the valuation of the Underlying Assets and/or this Transaction conducted by the Transferors and/or the overall operation and financial status of Wuba Group Companies. The other materials provided by Wuba Parties to the Transferors pursuant to Section 7.11 are true and accurate in material respects, except where failure to comply with this section would not have a Material Adverse Effect on the Underlying Assets and/or the valuation of this Transaction and/or the overall operation and financial status of Wuba Group Company.

7                                        Covenants

7.1                              From the date hereof to the Cut-Off Date, the Guarantors jointly and severally undertake the following matters to Wuba Parties:

7.1.1                    The Transferors shall and Uxin Cayman shall cause Uxin Group Companies to conduct the Underlying Business in the ordinary course of business, preserve intact the business organization of the entities relating to the operation of the Underlying Business, maintain relationships with third parties, retain existing officers and employees, and preserve current status, except for normal wear and tear, of all assets and properties owned or used by the entities relating to the operation of the Underlying Business, except for the acts carried out strictly in accordance with this Agreement for the purpose of this Transfer of Assets;

7.1.2                    The Transferor shall and Uxin Cayman shall cause Uxin Group Companies to ensure that the Underlying Business is operated in the manner prior to the date hereof and to maintain business cooperation relationships with consumers, suppliers, banks and other entities involved in the Underlying Business; to ensure that the operation of the Underlying Business complies with all applicable laws and regulations in all aspects, except for the behavior strictly in accordance with this Agreement for the purpose of this Transfer of Assets;

7.1.3                    To ensure the normal operation of the Underlying Business, safeguard and maintain the good condition and stability of the Underlying Assets, not engage in or permit any acts or omissions that may violate any representations, warranties or covenants set forth herein, and maintain the validity of the Underlying Assets, including, without limitation, timely and fully payment of annual fees, and diligently and diligently handling relevant administrative proceedings, disputes, lawsuits, arbitration or other legal proceedings;

7.1.4                    Contact and discuss with the its partner so as to cause the partner to agree to transfer the relevant Underlying Assets in such manner as specified by this Agreement so as to transfer the Underlying Assets to the Transferee or its designated Person. With respect to the Underlying Assets that the Partners agree to transfer and the Transferee acknowledges in writing, the Transferor shall arrange the execution of relevant agreements, contracts and/or other documents by the Parties respectively within the practicable time.

7.1.5                    Take all necessary actions and reasonable efforts to cause the ownership or relevant rights of the Underlying Assets to be fully vested or transferred in accordance with this Agreement, take all necessary actions and execute all necessary documents to cause the ownership of the Underlying Assets and any rights with respect thereto to be fully vested in the Transferee in accordance with this Agreement and successfully complete the Closing;

7.1.6                    Maintain the operation of the Underlying Business in the same manner prior to the date hereof and keep the Underlying Assets in good condition;

7.1.7                    Upon becoming aware of any act or omission in breach of any representation or warranty contained in this Agreement, it shall immediately disclose the same in writing to the Transferee. In particular, once the Transferors become aware of any assets which should be included in the scope of the Underlying Assets set forth herein but are not included therein, the Transferors shall immediately transfer such assets to the Transferee in accordance with this Agreement for free and complete the relevant amendment registration (if necessary);

7.1.8                    Prepare financial statements relating to the Underlying Assets in accordance with applicable general accounting standards, and provide the financial statements to the Transferee at such time and in such manner required by the Transferee, and the financial statements are true, accurate and complete;

7.1.9                    The Transferors and Uxin Group Company shall provide the Transferee and their representatives with such information relating to the Underlying Assets as they reasonably require, including but not limited to providing all accounts, records, contracts, technical data, personnel data, management information and other documents relating to the Underlying Assets to their counsels, accountants and other representatives. In addition, the Transferors, the Warrantors and Uxin Group Companies shall notify the Transferee in writing once any breach of this Agreement has taken place or is expected to take place;

7.1.10             The Transferors, the Warrantors and Uxin Cayman shall cause Uxin Group Companies, and the aforementioned parties shall cause their respective Related Parties and consultants, as well as their respective directors, officers and representatives to, (i) on an exclusive basis, deal with the matters relating to this Transaction together with Transferee, Wuba Jinfu Cayman and its respective Related Parties, (ii) not enter into any similar transaction or any other transaction in conflict with the transactions contemplated in the Transaction Documents (any of such transactions being referred to as the “Third Party Transaction”), (iii) immediately terminate any discussions or negotiations with any Person in respect of the Third Party Transaction, and thereafter refrain from entering into any discussions or negotiations with any Person in respect of the Third Party Transaction or providing any information to any Person in respect of the Third Party Transaction; and (iv) not encourage or take any other action to make, or facilitate any inquiry or proposal with respect to the possible Third Party Transaction. The Transferors, the Warrantors or Uxin Group Companies shall promptly notify the Transferee of any enquiry it receives from any other party in respect of a possible Third Party Transaction;

7.1.11             Without the prior written consent of the Transferee, the Transferors and Uxin Group Company in connection with the operation of the Underlying Business shall not take the following actions with respect to the underlying assets (if applicable), except for such actions that will not cause any adverse effect on the execution and performance of this Agreement and the implementation of this Transfer of Assets by the Transferor and the relevant Uxin Group Company or the normal operation of Uxin Group Company in connection with the operation of the Underlying Business (provided that such normal operation by Uxin Group Company will not cause any adverse effect on the execution and performance of this Agreement and the implementation of this Transfer of Assets by the Transferors and Uxin Group Company):

a.                  Increase, decrease, allot, issue, acquire, repay, assign, pledge or redeem any registered capital or equity;

b.                  Sell, lease, transfer, authorise or assign any of the assets other than in the ordinary course of business consistent with the terms prior to the date of this Agreement;

c.                   Assumed or incurred any Liabilities, liabilities, obligations or expenses in excess of RMB 100,000 (or the equivalent thereof in another currency) in the aggregate except in the ordinary course of business;

d.                  Made any capital expenditure in excess of RMB 100,000 (or the equivalent thereof in other currencies) other than in the ordinary course of business;

e.                   Creation of any Encumbrance on any assets;

f.                    Grant any license to any Underlying Intellectual Property, allow any Underlying Intellectual Property to expire or be forfeited, donated or waived, or disclose any material trade secrets, formulas, processes, know-how or other Underlying Intellectual Property in relation to the Underlying Business that are not pubic information prior to such disclosure, except as disclosed in accordance with legal requirements or confidentiality agreements;

g.                   Declare, pay and make any declaration or distribution of dividends;

h.                  Effect or become a party to any acquisition;

i.                      Sell, transfer, lease or in any other manner dispose of any Underlying Assets;

j.                     Cause the termination, expiration, invalidity, suspension or non-renewal of any authorization necessary for the operation of the Underlying Business or any adverse effect;

k.                  Release or waive any liability with respect to the Underlying Business;

l.                      Waive or transfer any rights or claims in connection with the Underlying Business;

m.              Take other actions that may have actual or potential adverse effect on this Transaction hereunder;

n.                  Conduct or conduct any related party transaction with other Uxin Group Companies or their affiliates in connection with the Underlying Assets among the corresponding entities operating the Underlying Business on Uxin Group Companies.

7.1.12             Cut-off Date Adjustment Mechanism

For the avoidance of doubt, it is understood, acknowledged and agreed that the determination of the Cut-off Date as June 30, 2019 is conditional upon that the Transferors and Uxin Cayman procure the relevant Uxin Group Company to have the following matters be completed, satisfied, fulfilled and fully complied with in any respect. If any of the following has in any aspect fails to be completed, satisfied, fulfilled and fully complied with, the Cut-off Date will be adjusted to another date accepted and acknowledged by the Transferee based on the then request of the Transferee.

a.                  As of the date hereof, the lists and lists corresponding to the Underlying Assets have been provided to and acknowledged by the Transferee on or prior to the date hereof in the manner and mechanism set forth herein;

b.                  The lists and breakdown corresponding to the Underlying Assets as of the Closing Date have been provided to and acknowledged by the Transferee on or prior to the Closing Date in accordance with the manner and mechanism set forth herein;

c.                   From July 12, 2019 to the Closing Date, Uxin Group Company shall obtain the prior written consent of Transferee’s designated representative (including the prior written consent and/or the prior email confirmation) for any expenditure and costs relating to the operation of the Underlying Assets in excess of RMB200,000 individually or in the aggregate;

d.                  The representations and warranties made by the Warrantors under Section 6.2 hereof are complete, true, accurate, without any omission and not misleading in any respect.

7.2                              The Warrantors jointly and severally covenant to the Transferee as follows:

7.2.1                    From the date hereof until the Closing Date, unless for the purpose of performing the obligations contemplated by this Agreement or obtaining the prior written consent of Transferee, the Transferors and each Uxin Group Company shall not (except for the circumstance that the Underlying Intellectual Property complies with and is in strict compliance with the provisions of this Agreement, where the Underlying Intellectual Property involves the Underlying Intellectual Property): (1) use, license, sell, lease, reproduce, pledge or dispose of the Underlying Assets or any part thereof; (2) claim the ownership or Intellectual Property of the Underlying Assets (or any update, upgrade or development part); (3) apply to register the name, similar name, or any Intellectual Property contained in the Underlying Assets (including, without limitation, any update, upgrade or development part) as a trademark, domain name, trade name, etc. or make copyright registration, or use the same without authorization; (4) disclose to a third party the trade secrets relating to the Underlying Assets; (5) cancel any application for the Underlying Assets under application, or require the Transferors to modify or take action for such application within a specified period of time as required by relevant Governmental Authorities, the Transferors shall not respond within the specified period;

7.2.2                    After the Closing Date, the Transferors shall, and Uxin Cayman shall cause the relevant Uxin Group Company to, complete the matters set forth in Section 2 hereof which shall be completed after the Closing Date in accordance with the methods and mechanisms set forth herein and provide the Transferee with satisfactory evidence at the time and in the manner requested by the Transferee;

7.2.3                    The Warrantors undertake that from the date hereof to the Closing Date, it shall operate the Underlying Assets in the ordinary course and will not create or permit the existence of any security or other debt Encumbrance which may affect the rights and interests of the Underlying Assets;

7.2.4                    After the Closing Date, if the Underlying Assets hereunder are transferred to the Transferee, the Transferors shall not, and Uxin Cayman shall cause Uxin Group Company not to, do anything detrimental to the legality, validity and value of such Underlying Assets or impede the Transferee’s full use of the Underlying Assets;

7.2.5                    After the Closing Date, the Warrantors shall assist the Transferee in the operation of the business with respect to the Underlying Assets in accordance with this Agreement and give necessary support and cooperation to the Transferee to ensure the successful implementation of such business;

7.2.6                    After the Closing Date, each of the Transferors shall, and Uxin Cayman shall cause Uxin Group Company to, assist the Transferee and the Transferors in conducting the transfer of the Underlying Assets in accordance with this Agreement and give support and cooperation to the Transferee or its designated Person or their respective Related Parties (in terms of business, technology, finance and personnel) for a long term and free of charge so as to cause the successful implementation of the transfer of the Underlying Assets. Specifically:

a.                  With respect to technology, the Transferors shall use reasonable efforts to provide the Transferee and its Related Parties with necessary technical support for the technology required by the Assets;

b.                  With respect to Intellectual Property, the Transferors shall complete the authorization and filing of the relevant Intellectual Property in accordance with this Agreement;

c.                   With respect to personnel, the Transferors shall arrange for designated person to communicate promptly and fully with the Transferee and its Related Parties with respect to the details of the performance of this Agreement;

d.                  After the transfer of the Underlying Assets hereunder to the Transferee, except for any matters arising in accordance with this Agreement or other Transaction Documents, the Transferors or their Related Parties will not take any action detrimental to the smooth operation of such Underlying Assets or impede the smooth operation of such Underlying Assets by the Transferee.

7.3                              Within three (3) months after the Closing Date, with respect to the Transfer of Assets contemplated hereby, the Transferors and the relevant group companies, together with the Transferee and their designated entities, shall complete the integration of the relevant Underlying Assets and Underlying Business through mutual consultations.

7.4                              After the Closing Date, without the prior written consent of the Transferee or Wuba Jinfu Cayman, the Guarantors shall not, and shall cause their respective Related Parties not to, individually or jointly with, through any other person (including using the rights to directly or indirectly own an interest) or on behalf of any other person (whether as a director, partner, consultant, manager, employee, agent or otherwise), directly or indirectly:

7.4.1           Carry on, be engaged or concerned in any business in any manner which competes with or is in any way interested (economic or otherwise) in the Financial Business of the Market Business ;

7.4.2           Purchase any interest in, or form or merge with, any business which competes with the Financial Business of the Market Business ;

7.4.3           Assist or license in any manner any third party in competition with the Financial Business of the Market Business to engage in the business which is the same as, or similar to or competes with, the Financial Business of the Market Business (including, without limitation, transfer or license of any assets and personnel of Uxin Group Company relating to the Financial Business of the Market Business and/or the business cooperation conducted under the business cooperation agreements to a third party, or assist any third party to carry out the business which is the same as, or similar to, or competes with, the Financial Business of the Market Business);

7.4.4           Interfere in any way with the relations of Transferee or its Related Parties with their customers, customers, employees or suppliers engaged in the Financial Business of the Market Business;

7.4.5           Contact any supplier or service provider who engages in the Financial Business of the Market Business in the way of competition.

7.5                              The Parties acknowledge that, after the date hereof, in respect of the Financial Business of the Market Business conducted by Uxin Group Company, Wuba Parties or their affiliated group companies shall have the right of priority to cooperate in respect of such Financial Business of the Market Business under identical or substantially equivalent conditions and each Guarantor shall have the obligation to realize such right of priority to cooperate in respect of such Wuba Parties or their affiliated group companies.

7.6                              Each of the Warrantors and Uxin Group Company understands, acknowledges and agrees that, in order to complete in such manner and mechanism as set forth herein the business integration set forth in Section 7.3, the obligations to assist with the collection of the Underlying Assets set forth in Section 2, and other matters required to be carried out by the Transferors and/or relevant Uxin Group Company after the Closing as set forth in this Agreement (the “Post-Closing Covenants”), the Warrantors shall, and Uxin Cayman shall cause Uxin Group Company to, maintain the good existence and operation of its relevant assets and business and shall not commit any event or act that may have adverse effect on the Transferors and/or the relevant Uxin Group Company in their performance of Post-Closing Covenants.

7.7                              Each Guarantor and Uxin Group Company acknowledges and agrees that, after the Closing Date, the Transferors and/or the relevant Uxin Group Company shall complete the post-closing matters required to be completed after the Closing in accordance with Section 2 hereof.

7.8                              The Parties agree and acknowledge that, unless otherwise provided in this Agreement, the Transfer Consideration shall constitute reasonable and sufficient consideration for the Transfer of Assets hereunder. If a separate transfer agreement is required for the Transfer of Assets by relevant parties for the purpose of registration procedures for the transfer, the Transferee shall not be required to pay any amount to the Transferors or the other Parties in accordance with such agreement. In addition, if there is any discrepancy between such separately executed agreement and this Agreement, this Agreement shall prevail.

7.9                              The Guarantors hereby undertake to bear joint and several liability for the liabilities and obligations of the Transferors and Uxin Group Companies hereunder. Each of the Wuba Parties hereby undertakes that the liabilities and obligations they bear hereunder shall be on a joint and several basis.

7.10                       If the Closing of the Transaction is completed in accordance with this Agreement,

(1)         Subject to other provisions and arrangements of the supplementary agreements, from the Cut-off Date to the Closing Date, with respect to any payment incurred by Uxin Group Company for the operation of the Underlying Assets (the “Amount Payable of Transferee”), the Transferors or its designated Person shall provide documents satisfactory to the Transferee, and after the acknowledgement and confirmation by the Transferee (which acknowledgement or confirmation shall not be unreasonably withheld by the Transferee), the Transferee or its designated Person shall pay such amount acknowledged by the Transferee to the Transferors or its designated Person to the satisfaction of the Transferee within one hundred and twenty (120) days after the Closing Date or such longer period as agreed upon by Uxin Cayman and the Transferee;

(2)         From the Cut-off Date, the assets, income, proceeds and attached interests corresponding to the Underlying Business of the Transferors and the relevant Uxin Group Company shall belong to Transferee or its designated Person and the costs and expenses corresponding to such assets, income, proceeds and attached interests shall be borne by Transferee or its designated Person (for the avoidance of doubt, the liabilities, costs, expenses, etc. corresponding to the litigation arising from the matters prior to the Cut-off Date and arising after the Cut-off Date shall still be borne by the Transferors and the relevant Uxin Group Company); the aforesaid allocation and settlement of interests shall be subject to the results of the audit and settlement conducted by Price Waterhouse Coopers, Deloitte Touche Tohmatsu, Klynveld Peat Marwick Goerdeler and Ernst & Young in accordance with the applicable Accounting Standards, and be subject to the adjustment made prior to the Closing as set forth in Section 4.5.14.

7.11                       From the date hereof and prior to the Closing Date, solely for the purpose of the appraisal by the Transferors of this Transaction, Wuba Group Companies shall provide the Transferors with the following information of the Wuba Group Companies: (i) the financial statements as of June 30, 2019; (ii) the future financial model; (iii) key operation figures used to support the aforesaid financial model; and (iv) the financial data corresponding to this Transaction as reasonably requested by the other Transferors and solely for the purpose of the valuation by the Transferors of this Transaction.

8                                        Liabilities for Breach

8.1                              The Warrantors jointly and severally agree to indemnify the Wuba Parties and the applicable Indemnitees (as defined below), defend and hold harmless Wuba Parties and their respective Related Parties, for any damages, losses, claims, lawsuits, payment demands, judgments, settlements, taxes, interest, expenses and costs (including but not limited to reasonable attorney fees) directly or indirectly relating to the following matters or actually suffered, sustained or occurred due to the following matters or brought against Wuba Parties and their respective Related Parties (the “Indemnitees”), and Wuba Parties and their respective Related Parties shall act on their own behalf or on behalf of the other Indemnitees, so that such party and each other Indemnitees shall receive compensation, whether or not they are parties hereto:

a.                                    Breach by any Warrantor of any representations, warranties, covenants, agreements or obligations made by it under this Agreement, including, without limitation, that any representation or warranty made by any Party under this Agreement is untrue;

b.                                    Failure of the Transferors and/or Uxin Group Companies to pay any due taxes in full (including, without limitation, any penalties, surcharges, fines and interest relating to taxes) payable or to be withheld by the Transferors with respect to the Assets on or prior to the Cut-off Date in accordance with the PRC Laws;

c.                                     Penalty or liability imposed by the Transferee or its Related Parties and any other losses suffered by the Transferee or its Related Parties in connection with or relating to the Underlying Intellectual Property arising from the claim that the Transferee or its Related Parties’ use of the Underlying Intellectual Property infringes upon its Intellectual Property Rights;

d.                                    Any losses suffered by the Transferee or its Related Parties resulting from any litigation, claim, dispute, administrative penalty or other legal proceedings, damages, losses, judgments, legal actions and arbitration initiated against the Transferee or its Related Parties arising from the Underlying Assets and the actions taken by the Underlying Business on or prior to the Cut-off Date;

e.                                     Any liabilities arising from non-compliance relating to the Underlying Assets of the Transferors and/or Uxin Group Companies prior to the Cut-off Date.

8.2                              Wuba Parties jointly and jointly to indemnify Uxin Group Companies and their applicable Indemnitees (as defined below), defend and hold harmless Uxin Group Companies, for any damages, losses, claims, lawsuits, payment demands, judgments, settlements, taxes, interest, expenses and costs (including but not limited to reasonable attorney fees) directly or indirectly relating to the following matters or actually suffered, sustained or occurred due to the following matters or brought against Uxin Group Companies and their respective Related Parties (the “Indemnitees”):

a.                                     Breach by any Wuba Party of any representations, warranties, covenants, agreements or obligations made by it under this Agreement, including, without limitation, that any representation or warranty made by any Wuba Party under this Agreement is untrue;

b.                                     Failure by the Transferee to pay the Transferors the consideration for this Transfer of Assets (including Cash Consideration and Equity Consideration) in accordance with the Agreement.

9                                        Amendment and Termination

9.1                              This Agreement may be amended or modified by the Parties through mutual consultation. Any amendment or modification shall be made in writing and become effective upon execution by the Parties hereto.

9.2                              This Agreement may be terminated under any of the following circumstances:

9.2.1                    Upon unanimous written consent by all parties hereto;

9.2.2                              In case of any of the following circumstances, the Transferee shall have the right to notify the other Parties in writing at least ten (10) Business Days in advance to terminate this Agreement, and the effective date of termination shall be specified in the notice:

a.                  The Warrantors’ representation, warranties or covenants hereunder contains material misrepresentation or omissions; or

b.                  The Warrantors’ breach of the agreement, commitment and obligation hereunder in material aspects and fail to completely rectify within ten (10) Business Days after its receipt of the written notice from the Transferee.

9.3                              In the event that this Agreement is terminated pursuant to Section 9.2 above, each party hereto shall refund the consideration or the Underlying Assets hereunder received from the other Parties hereto based on the principles of fairness, reasonableness, honesty and credibility and try to restore to the status when this Agreement is executed.

9.4                              In the event the Transferee terminates this Agreement pursuant to Section 9.2.2 above, the Transferors shall refund all the Transfer Consideration to the Transferee if the Transferee has paid the Transferor the Transfer Consideration by then; Kai Feng, as a Transferor, shall transfer back the Transferor’s Increased Capital and bear the corresponding tax and expenses arising therefrom at such time and in such manner satisfactory to the Transferee if Kai Feng has been transferred the Transferor’s Increased Capital by then; Uxin Cayman shall transfer back the Transferor’s Offshore Shares at such time and in such manner satisfactory to the Transferee and bear the corresponding tax and expenses arising therefrom if it has been transferred the Transferor’s Offshore Shares by then; if the person designated by the Transferors has been appointed as director or holds any position in Wuba Jinfu Cayman or other Person designated by the Transferee by then, such person shall immediately resign from such position at such time and in such manner satisfactory to the Transferee.

9.5                              After termination of this Agreement, all rights and obligations of the Parties hereunder shall terminate. Any Party shall have no other right of claim against the other Parties under this Agreement or for the termination of this Agreement, except for the liabilities assumed in accordance with Sections 8 and 9 hereof.

9.6                              After termination of this Agreement, this Agreement (except for Article 8 (Liabilities for Breach), Article 9 (Amendment and Termination), Article 10 (Confidentiality), Article 11 (Governing Law and Dispute Resolution) and Article 12.6 (Expenses) hereof) shall lapse and cease to be binding and effective and there shall be no liability and obligation on the part of either Party hereunder. For the avoidance of doubt, notwithstanding the termination of this Agreement, any Party shall remain liable for any losses suffered by other Parties due to its breach of this Agreement prior to the rescission hereof

10                                 Confidentiality

10.1                       The Parties shall keep the existence and contents of this Agreement (the “Confidential Information”) confidential and without the prior written consent of the Parties, shall not disclose the Confidential Information to any third party other than the professional advisors of the Parties, and the directors, officers and employees of the Parties who actively participate in this Transfer of Assets (collectively the “Authorized Persons”). The Parties must cause and ensure their respective authorized persons to receive the Confidential Information to comply with the same confidentiality obligations as the Parties.

10.2                       None of the Parties shall disclose the Confidential Information to any third party through press conference, industry or professional media, marketing materials or otherwise without the prior written consent of the Parties.

10.1                       The restrictions set out in this Article 10 shall not apply to the disclosure of any information which:

10.1.1                       The disclosure or use is required by the regulatory authorities;

10.1.2                       The disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreements entered into pursuant to this Agreement or the reasonable disclosure of relevant matters to tax authorities;

10.1.3                       The information has come into the public domain not due to any reason attributable to any Party hereto.

If information is disclosed for any of the above reasons, the disclosing party shall discuss such disclosed matter with the other Parties within reasonable time before its disclosure or submission of information and shall give confidential treatment to the information disclosed or submitted by the Disclosing Party to the extent possible under the circumstance that other Party requests such disclosure or submission.

11                                 Governing Laws and Dispute Resolution

11.1                       The conclusion, validity, interpretation and performance of this Agreement shall be governed by and bound by the PRC Laws.

11.2                       All disputes arising out of or in connection with this Agreement shall be settled by the Parties through friendly consultations; if such dispute cannot be settled through consultation within thirty (30) days from the date on which any Party gives notice to the other Parties, such dispute shall be submitted to the Beijing Arbitration Commission for arbitration in Beijing in accordance with the Commission’s arbitration rules in effect at the time of applying for arbitration. The arbitration tribunal shall consist of three arbitrators, and the arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

11.3                       During the course of arbitration, the Parties shall continue to perform the other parts of this Agreement, except for the part in dispute.

12                                 Miscellaneous

12.1                       This Agreement shall become effective upon signature or seal by the Parties.

For matters not covered by this Agreement, the Parties shall enter into a supplementary agreement through consultations. The supplementary agreement shall have the same legal effect as this Agreement. Modification of this Agreement shall be made in writing through consultations and become effective on the date when the Parties affix their signatures or seals to this Agreement.

12.2                       None of the Parties shall assign their respective rights and obligations under this Agreement to any third party without the prior written consent from the other Parties.

12.3                       This Agreement represents the entire agreement of the Parties with respect to the subject matter hereof and supersedes and replaces any other written or oral agreement or document executed by the Parties with respect to the subject matter hereof.  All Parties hereto agree and shall cause their applicable affiliates to agree that, all terms and conditions contained in the INDICATIVE TERM SHEET by and between Uxin Cayman and Wuba Jinfu Cayman dated July 12, 2019 shall automatically become void and null and with no legal effect upon the relevant parties from the date hereof, except for the terms under the section of “Business Cooperation (ii)”.

12.4                       If any term of this Agreement is void or unenforceable due to any applicable Law, such term shall be deemed to have never existed and the validity of other terms of this Agreement shall not be affected. The Parties hereto shall negotiate and agree upon the new provisions to the extent compliance with the Laws so as to ensure that the original provisions are fulfilled to the greatest extent possible.

12.5                       No delay or omission by any Party to exercise any right, power or remedy accruing to any other Party upon any breach or default of this Agreement, shall impair such right, power or remedy of such Party nor shall it be construed to be a waiver of such breach or default, or an acquiescence therein, or of or in any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, approval of breach or default of any nature or character of this Agreement, or any waiver of any terms or conditions of this Agreement, must be in writing and shall be effective only to the extent set forth in such writing. Any remedies provided for in this Agreement or by Law or otherwise to any party, shall be cumulative, and not alternative but exclusive.

12.6                       Expense. Unless otherwise agreed in this Agreement, each Party shall bear its own expenses (including but not limited to professional service fees such as auditing, finance and legal and other expenses) arising from or in connection with the transaction contemplated herein.

12.7                       All notices served hereunder shall be written in Chinese and shall be delivered by hand, registered mail or e-mail to the following addresses and e-mail boxes unless otherwise specified in this Agreement:

If to Wuba Parties:

Address:                             Building 101, No.10A Yard, Jiuxianqiao Road North, Chaoyang District, Beijing

Attn:                                                Li Xiaoyang:

Email:                                        *

If to the Warrantors:

Address:                             Floor 3rd, Tower E, LSHM Center, NO.8 Guangshun South Avenue, Chaoyang District, Beijing

Attn:                                                ZENG Zhen

Tel:                                                       *

Email:                                        *

If to the Transferors or the Uxin Group Companies

Address :                          Floor 3rd, Tower E, LSHM Center, NO.8 Guangshun South Avenue, Chaoyang District, Beijing

Attn:                                                ZENG Zhen

Tel:                                                       *

Email:                                        *

For any notices served or issued hereunder:

(1)                       If a notice is sent by person and a written receipt is received, and such notice is delivered at the destination before 17:00 in a Business Day, then such written receipt shall be the evidence that such notice is effectively delivered on that Business Day; if delivered later than 17:00 to the destination or any time in a non-Business Day, then it shall be deemed being delivered at 09:00 of the following day;

(2)                       If a notice is a domestic mail within the PRC and is delivered by prepaid postal express, it shall be deemed to be delivered five (5) Business Days after the mailing date;

(3)                       If mailed from or to any place outside the PRC by prepaid international courier service, it shall be deemed to have been delivered ten (10) Business Days after the mailing date; or in the case of postage prepaid postal express delivery, it shall be deemed to be delivered five Business Days after the mailing date;

(4)                       Any notice sent by e-mail shall be deemed to have been delivered on the day the e-mail is successfully transmitted, provided that the sender receives the system information indicating that the message was sent successfully or no system information has been delivered within 24 hours indicating that the e-mail has not been delivered or has been returned.

(5)                       During the term of this Agreement, either Party has the right to change its address or fax number for receiving the notice after giving written notice to the other Parties 15 days before the change.

12.8                       In the event that a separate agreement is executed in accordance with the forms of the governmental authorities is required for the purpose of requesting performance of a specific act from any Governmental Authority in connection with the transactions contemplated by this Agreement, this Agreement shall have full priority over such separate agreement and such agreement may only be used to request performance of such specific act from the Governmental Authority and shall not be used to establish and prove the rights and obligations of relevant Parties with respect to the matters stipulated hereunder.

12.9                       This Agreement is written in Chinese and executed in ten counterparts, five of which shall be held by the Transferors and Uxin Group Companies and five of which shall be held by Wuba Parties, all of which shall have the same effect.

[The remainder of this page is intentionally left blank]

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Kai Feng Finance Lease (Hangzhou) Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng

Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youqin (Shaanxi) Finance Lease Co., Ltd. (company stamp)

Signature:	/s/ Xia Gao

Name: Xia Gao

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youxin (Shanghai) Used Car Business Co., Ltd. (company stamp)

Signature:	/s/ Xia Gao

Name: Xia Gao

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Boyu Finance Lease (Tianjin) Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng

Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Shenzhen Youxin Pengda Used Car Broker Co., Ltd. (company stamp)

Signature:	/s/ Yong Liu

Name: Yong Liu

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Uxin Limited

Signature:	/s/ Kun Dai

Name: Kun Dai

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

UcarEase Holding Limited

Signature:	/s/ Kun Dai

Name: Kun Dai

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

GloryFin International Group Holding Company Limited
(錦融國際控股集團有限公司)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

HONGKONG QUEEN’S TECHNOLOGY CO., LIMITED
(香港皇后科技有限公司)

Signature:	/s/ Kun Dai
Name: Kun Dai

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Shenzhen Chunxinboye Co., Ltd.

Signature:	/s/ Kun Dai
Name: Kun Dai

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Minrui Finance Lease (Shenzhen) Co., Ltd. (official stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Xi’an Youxin Pengjia Used Car Broker Co., Ltd. (company stamp)

Signature:	/s/ Yukai Ren
Name: Yukai Ren

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Xi’an Youxin Pengxin Used Car Broker Co., Ltd. (company stamp)

Signature:	/s/ Yukai Ren
Name: Yukai Ren

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youyuan (Beijing) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youxinpai (Beijing) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youxin Hulian (Beijing) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Yougu (Shanghai) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Chebole (Beijing) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youfang (Beijing) Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Youxin (Shaanxi) Information Technology Group Co., Ltd. (company stamp)

Signature:	/s/ Zhen Zeng
Name: Zhen Zeng

[Signature Page to the Assets Transfer Agreement]

In witness whereof, this Agreement is signed by the duly authorized representatives of the following parties on the date first above written:

Tianjin Wuba Rongxin Information Technology Co., Ltd. (company stamp)

Signature:	/s/ Ligang Chang
Name: Ligang Chang
Title: Legal Representative

Wuba (Shenzhen) Finance Lease Co., Ltd.

Signature:	/s/ Fudong Zhou
Name: Fudong Zhou
Title: Legal Representative

Tianjin Wuba Jinfu Co., Ltd. (company stamp)

Signature:	/s/ Jinbo Yao
Name: Jinbo Yao
Title: Legal Representative